UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                )

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Medtronic, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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710 Medtronic Parkway
Minneapolis, Minnesota 55432
Telephone: 763-514-4000

July 18, 2008

Dear Shareholder:

Please join us for our Annual Meeting of Shareholders on Thursday, August 21, 2008, at 10:30 a.m. (Central Daylight Time) at Medtronic’s World Headquarters, 710 Medtronic Parkway, Minneapolis (Fridley), Minnesota.

The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement describe the business to be conducted at the meeting. We also will report on matters of current interest to our shareholders.

We invite you to join us beginning at 9:30 a.m. to view Medtronic’s interactive product displays. Product specialists will be available to answer your questions before and after the Annual Meeting.

Your vote is important. Whether you own a few shares or many, it is important that your shares are represented. If you cannot attend the Annual Meeting in person, you may vote your shares by internet or by telephone, or by completing and signing the accompanying proxy card and promptly returning it in the envelope provided.

We look forward to seeing you at the Annual Meeting.

Sincerely,

William A. Hawkins
President and Chief Executive Officer

Alleviating Pain, Restoring Health, Extending Life

MEDTRONIC, INC.
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

TIME	10:30 a.m. (Central Daylight Time) on Thursday, August 21, 2008.

PLACE	Medtronic World Headquarters 710 Medtronic Parkway Minneapolis (Fridley), Minnesota 55432

ITEMS OF BUSINESS	1. To elect six directors for a one year term.

2. To ratify the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm.

3. To approve the Medtronic, Inc. 2008 Stock Award and Incentive Plan.

4. To consider such other business as may properly come before the Annual Meeting and any adjournment thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a shareholder of record at the close of business on June 23, 2008.

VOTING BY PROXY	It is important that your shares be represented and voted at the Annual Meeting. Please vote in one of these three ways:

1. VOTE BY INTERNET, by going to the web address http://www.proxyvote.com and following the instructions for Internet voting shown on the enclosed proxy card,

2. VOTE BY TELEPHONE, by dialing 1-800-690-6903 and following the instructions for telephone voting shown on the enclosed proxy card, or

3. VOTE BY PROXY CARD, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

ANNUAL REPORT	Medtronic’s 2008 Annual Report accompanies this Notice of Annual Meeting of Shareholders.

By Order of the Board of Directors,

Terrance L. Carlson
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on August 21, 2008. The Proxy Statement and Annual Report to Shareholders are available at http://www.medtronic.com/annualmeeting/.

This Notice of Annual Meeting, Proxy Statement and accompanying proxy card are being distributed on or about July 18, 2008.

710 Medtronic Parkway
Minneapolis, Minnesota 55432
Telephone: 763-514-4000

PROXY STATEMENT
Annual Meeting of Shareholders
August 21, 2008

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Medtronic, Inc. (“Medtronic”) of proxies to be voted at Medtronic’s Annual Meeting of Shareholders to be held on August 21, 2008, and at any adjournment of the meeting.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What am I voting on?

There are three proposals scheduled to be voted on at the meeting:

•	Election of six directors;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm for fiscal year 2009; and

•	Approval of the Medtronic, Inc. 2008 Stock Award and Incentive Plan.

Who is entitled to vote?

Shareholders as of the close of business on June 23, 2008 (the “Record Date”), may vote at the Annual Meeting. You have one vote for each share of common stock you held on the Record Date, including shares:

•	Held directly in your name as “shareholder of record” (also referred to as registered shareholder);

•	Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares; and

•	Credited to your account in the Medtronic, Inc. Savings and Investment Plan.

What constitutes a quorum?

A majority of the outstanding shares entitled to vote, present or represented by proxy, constitutes a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” (see below) are also counted as present and entitled to vote for purposes of determining a quorum. On the Record Date, 1,125,730,817 shares of Medtronic common stock were outstanding and entitled to vote.

How many votes are required to approve each proposal?

The following explains how many votes are required to approve each proposal, provided that a majority of our shares entitled to vote is present at the Annual Meeting (in person or by proxy). The six candidates for election who receive a plurality vote of the shares present and entitled to vote in the affirmative will be elected. Ratifying PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm for fiscal year 2009 requires the affirmative vote of a majority of the shares present and entitled to vote. Finally, approval of the Medtronic, Inc. 2008 Stock Award and Incentive Plan requires the affirmative vote of a majority of the shares present and entitled to vote.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals. If you abstain from voting on any of the other proposals, it has the same effect as a vote against the proposal. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and the other proposals.

What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a broker non-vote). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted as present for the purpose of determining whether there is a quorum at the Annual Meeting, but are not counted or deemed to be present for the purpose of determining whether shareholders have approved that matter.

How does the Board recommend that I vote?

Medtronic’s Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm for fiscal year 2009; and

•	“FOR” the approval of the Medtronic, Inc. 2008 Stock Award and Incentive Plan.

How do I vote my shares without attending the meeting?

If you are a shareholder of record or hold shares through a Medtronic stock plan, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In any circumstance, you may vote:

•	By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card no later than 11:59 p.m., Eastern Daylight Time, on August 20, 2008 (or, for shares held through the Medtronic, Inc. Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan, no later than 11:59 p.m., Eastern Daylight Time, on August 18, 2008). If you vote by internet or telephone, you need not return your proxy card.

•	By Mail — You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

How do I vote my shares in person at the meeting?

If you are a shareholder of record and prefer to vote your shares at the meeting, bring the enclosed proxy card or proof of identification. You may vote shares held in street name only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted even if you are unable to attend the meeting.

What does it mean if I receive more than one proxy card?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each proxy card or, if you vote by internet or telephone, vote once for each proxy card you receive.

May I change my vote?

Yes. Whether you have voted by mail, internet or telephone, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to the Corporate Secretary of Medtronic;

•	Voting by internet or telephone at a later time;

•	Submitting a properly signed proxy card with a later date; or

•	Voting in person at the Annual Meeting and by filing a written notice of termination of the prior appointment of a proxy with Medtronic or by filing a new written appointment of a proxy with Medtronic.

Can I receive future proxy materials electronically?

Yes. If you are a shareholder of record or hold shares through a Medtronic stock plan, you may elect to receive future proxy statements and annual reports online as described in the next paragraph. If you elect this feature, you will receive an email message notifying you when the materials are available, along with a web address for viewing the materials. If you received this proxy statement electronically, you do not need to do anything to continue receiving proxy materials electronically in the future.

Whether you hold shares registered directly in your name, through a Medtronic stock plan, or through a broker or bank, you can enroll for future delivery of proxy statements and annual reports by following these easy steps:

•	Go to our website at www.medtronic.com;

•	Under About Medtronic, click on Investor Relations;

•	In the Shareholder Services section, click on Electronic Delivery of Proxy Materials; and

•	Follow the prompts to submit your electronic consent.

Generally, brokers and banks offering this choice require that shareholders vote through the internet in order to enroll. Street name shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all internet usage, the user must pay all access fees and telephone charges. You may view this year’s proxy materials at www.medtronic.com/annualmeeting.

What are the costs and benefits of electronic delivery of Annual Meeting materials?

There is no cost to you for electronic delivery. You may incur the usual expenses associated with internet access as charged by your internet service provider. Electronic delivery ensures quicker delivery, allows you to print the materials at your computer and makes it convenient to vote your shares online. Electronic delivery also conserves natural resources and saves Medtronic significant printing, postage and processing costs.

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors and Nominees

Commencing this year, directors whose term of office is expiring shall be elected annually for terms of one year. Victor J. Dzau, M.D., William A. Hawkins, Shirley Ann Jackson, Ph.D., Denise M. O’Leary, Jean-Pierre Rosso and Jack W. Schuler are directors who have been nominated for re-election to the Board to serve until the 2009 Annual Meeting and until their successors are elected and qualified. All of the nominees are currently directors, and all of the nominees except for Dr. Dzau were previously elected to the Board of Directors by the shareholders. Dr. Dzau was elected to the Board in February 2008 by the Board following recommendation by the Nominating Subcommittee of the Corporate Governance Committee.

All of the nominees have consented to being named as a nominee in this Proxy Statement and have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy.

A plurality of votes cast is required for the election of directors. However, under the Medtronic Principles of Corporate Governance, any nominee for director in an uncontested election (i.e., an election where the only nominees are those recommended by the Board of Directors) who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) will, within five business days of the certification of the shareholder vote by the inspector of elections, tender a written offer to resign from the Board of Directors. The Corporate Governance Committee will promptly consider the resignation offer and recommend to the Board of Directors whether to accept it. The Corporate Governance Committee will consider all factors its members deem relevant in considering whether to recommend acceptance or rejection of the resignation offer, including, without limitation:

•	the perceived reasons why shareholders withheld votes “for” election from the director;

•	the length of service and qualifications of the director;

•	the director’s contributions to Medtronic;

•	Medtronic’s compliance with securities exchange listing standards;

•	possible contractual ramifications in the event the director in question is a management director;

•	the purpose and provisions of the Medtronic Principles of Corporate Governance; and

•	the best interests of Medtronic and its shareholders.

If a director’s resignation is accepted, the Corporate Governance Committee will recommend to the Board of Directors whether to fill the vacancy on the Board created by the resignation or reduce the size of the Board. Any director who tenders his or her offer to resign pursuant to this policy shall not participate in the Corporate Governance Committee or Board deliberations regarding whether to accept the offer of resignation. The Board will act on the Corporate Governance Committee’s recommendation within 90 days following the certification of the shareholder vote, which may include, without limitation:

•	acceptance of the offer of resignation;

•	adoption of measures intended to address the perceived issues underlying the Majority Withheld Vote; or

•	rejection of the resignation offer.

Thereafter, the Board of Directors will disclose its decision to accept the resignation offer or the reasons for rejecting the offer, if applicable, on a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days of the date of the Board’s final determination.

NOMINEES FOR DIRECTORS FOR ONE-YEAR TERMS ENDING IN 2009:

VICTOR J. DZAU, M.D                                             Director since 2008
Chancellor of Health Affairs Duke University                       age 62

Dr. Dzau has served as Chancellor for Health Affairs at Duke University and President and Chief Executive Officer of the Duke University Health System since July 2004. From July 1996 until September 2004, he was the Hersey Professor of Theory and Practice of Medicine at the Harvard Medical School and Chair of the Department of Medicine, Physician in Chief and Director of Research at Brigham and Women’s Hospital. He is the previous Chairman of the National Institutes of Health (NIH) Cardiovascular Disease Advisory Committee and served on the Advisory Committee to the Director of the NIH. Dr. Dzau is a member of the Institute of Medicine. He currently serves as a director of Alnylam Pharmaceuticals, Inc., Duke University Health System, PepsiCo, Inc. and Genzyme Corporation.

WILLIAM A. HAWKINS                                             Director since 2007
President and Chief Executive Officer Medtronic                       age 54

Mr. Hawkins has been a director of Medtronic since March 2007 and President and Chief Executive Officer since August 2007. He served as President and Chief Operating Officer of Medtronic since May 2004. He served as Senior Vice President and President, Medtronic Vascular, from January 2002 to May 2004. He served as President and Chief Executive Officer of Novoste Corporation from 1998 to 2002. Mr. Hawkins serves on the board of visitors for the Duke University School of Engineering and the board of directors for the Guthrie Theater.

SHIRLEY ANN JACKSON, Ph.D.                                           Director since 2002
President of Rensselaer Polytechnic Institute                       age 61

Dr. Jackson has been President of Rensselaer Polytechnic Institute since July 1999. She was Chair of the U.S. Nuclear Regulatory Commission from July 1995 to July 1999; and Professor of Physics at Rutgers University and consultant to AT&T Bell Laboratories from 1991 to 1995. She is a member of the National Academy of Engineering and the American Philosophical Society and is a Fellow of the American Academy of Arts and Sciences, the American Association for the Advancement of Science, and the American Physical Society. She is a trustee of the Brookings Institution, a Life Trustee of M.I.T. and a member of the Council on Foreign Relations. She is also a director of NYSE Euronext, Federal Express Corporation, Marathon Oil Corporation, Public Service Enterprise Group and I nternational Business Machines Corporation.

DENISE M. O’LEARY                                             Director since 2000
Private Venture Capital Investor                                age 51

Ms. O’Leary has been a private venture capital investor in a variety of early stage companies since 1996. Ms. O’Leary is also a director of US Airways Group, Inc. and Calpine Corporation. She is a director of Stanford Hospitals and Clinics, where she was chair of the board from 2000 through 2005, and Lucile Packard Children’s Hospital. She was a member of the Stanford University Board of Trustees from 1996 through 2006, where she chaired the Committee of the Medical Center for that period.

JEAN-PIERRE ROSSO                                             Director since 1998
Chairman, World Economic Forum USA                       age 68

Mr. Rosso has been Chairman of World Economic Forum USA since April 2006. Mr. Rosso served as Chairman of CNH Global N.V. from November 1999 until his retirement in May 2004; was Chief Executive Officer of CNH Global N.V. from November 1999 to November 2000; and Chief Executive Officer of Case Corporation from April 1994 to November 1999 and Chairman from March 1996 to November 1996. He is also a director of Bombardier Inc. and Eurazeo.

JACK W. SCHULER                                             Director since 1990
Chairman of the Board of Stericycle, Inc.                       age 67

Mr. Schuler has been Chairman of the Board of Stericycle, Inc. since March 1990; President and Chief Operating Officer of Abbott Laboratories from January 1987 to August 1989; and a director of that company from April 1985 to August 1989. Mr. Schuler is a director of Quidel Corporation.

THE BOARD RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES.

CLASS II DIRECTORS: DIRECTORS CONTINUING IN OFFICE UNTIL 2009

RICHARD H. ANDERSON                                             Director since 2002
Chief Executive Officer Delta Airlines, Inc.                       age 53

Mr. Anderson has been Chief Executive Officer of Delta Airlines, Inc. since September 2007. Prior to that he was Executive Vice President of UnitedHealth Group and President, Commercial Services Group, of UnitedHealth Group Incorporated from December 2006 to September 2007, Executive Vice President of UnitedHealth Group since November 2004 and was Chief Executive Officer of its Ingenix subsidiary from December 2004. Mr. Anderson was Chief Executive Officer of Northwest Airlines Corporation and its principal subsidiary, Northwest Airlines, from February 2001 to November 2004. Mr. Anderson serves on the board of directors of Cargill, Inc. and Delta Airlines, Inc. Northwest Airlines Corporation filed for bankruptcy in September 2005, which is within two years of Mr. Anderson serving as an executive officer of Northwest Airlines Corporation.

ROBERT C. POZEN                                             Director since 2004
Chairman, MFS Investment Management                       age 61

Mr. Pozen has been Chairman of MFS Investment Management and a director of MFS Mutual Funds since February 2004 and previously was Secretary of Economic Affairs for the Commonwealth of Massachusetts from January 2003 to December 2003. Mr. Pozen was also John Olin Visiting Professor, Harvard Law School, from 2002 to 2003; Vice Chairman of Fidelity Investments from June 2000 to December 2001 and President of Fidelity Management & Research from April 1997 to December 2001. He is also a director of BCE Inc., the parent company of Bell Canada, the chairman of the SEC Advisory Committee on Improvements to Financial Reporting and since January 2008 is a senior lecturer at Harvard.

CLASS III DIRECTORS: CONTINUING IN OFFICE UNTIL 2010*

DAVID L. CALHOUN                                             Director since 2007
Chairman and Chief Executive Officer                       age 51
The Nielsen Company

Mr. Calhoun was appointed Chairman of the Executive Board and Chief Executive Officer of The Nielsen Company on August 23, 2006. Prior to joining The Nielson Company, Mr. Calhoun served as Vice Chairman of General Electric Company and President & Chief Executive Officer, GE Infrastructure. Before that, Mr. Calhoun served as President and Chief Executive Officer of GE Aircraft Engines; President and Chief Executive Officer of Employers Reinsurance Corporation; President and Chief Executive Officer of GE Lighting; President and Chief Executive Officer of GE Transportation Systems; and Chief Executive Officer of GE Transportation.

ARTHUR D. COLLINS, Jr.                                             Director since 1994
Chairman of the Board                                                        age 60
Medtronic

Mr. Collins has been Chairman of the Board of Medtronic since April 2002; and was Chief Executive Officer from April 2002 to August 2007; President and Chief Executive Officer from May 2001 to April 2002; President and Chief Operating Officer from August 1996 to April 2001; Chief Operating Officer from January 1994 to August 1996; and Executive Vice President of Medtronic and President of Medtronic International from June 1992 to January 1994. He was Corporate Vice President of Abbott Laboratories from October 1989 to May 1992 and Divisional Vice President of that company from May 1984 to October 1989. He is also a director of The Boeing Company, U.S. Bancorp and Cargill, Inc. and a member of the Board of Overseers of The Wharton School at the University of Pennsylvania.

JAMES T. LENEHAN                                                       Director since 2007
Financial Consultant and Retired Vice Chairman and                       age 59
President of Johnson & Johnson

Mr. Lenehan served as President of Johnson & Johnson from 2002 until June 2004 and retired after 28 years of service; Vice Chairman of Johnson & Johnson from August 2000 until June 2004; Worldwide Chairman of Johnson & Johnson’s Medical Devices and Diagnostics Group from 1999 until he became Vice Chairman of the Board; and was previously Worldwide Chairman, Consumer Pharmaceuticals & Professional Group. Mr. Lenehan has been a financial consultant since October 2004.

KENDALL J. POWELL                                             Director since 2007
Chairman and Chief Executive Officer                       age 54
General Mills

Mr. Powell has been Chairman of General Mills since May 2008 and Chief Executive Officer of General Mills since September 2007. Prior to that he was President and Chief Operating Officer and a director of General Mills from June 2006 to September 2007; Executive Vice President and Chief Operating Officer, U.S. Retail from May 2005 to June 2006; Executive Vice President of General Mills from August 2004 to May 2005. From September 1999 to August 2004, Mr. Powell was Chief Executive Officer of Cereal Partners Worldwide. Mr. Powell joined General Mills in 1979. Mr. Powell also serves on the boards of Cereal Partners Worldwide, the Twin Cities United Way and the Minnesota Historical Society.

*  Mr. Collins is expected to retire at the 2008 Annual Meeting.

Director Independence

Under the New York Stock Exchange Corporate Governance Rules, to be considered independent, a director must be determined to have no material relationship with Medtronic other than as a director. The Board of Directors has determined that the following directors, comprising all of our non-management directors, are independent under the New York Stock Exchange Corporate Governance Rules: Messrs. Anderson, Calhoun, Lenehan, Powell, Pozen, Rosso and Schuler, Drs. Dzau and Jackson and Ms. O’Leary. In making this determination, the Board considered its Director Independence Standards, which correspond to the New York Stock Exchange standards on independence. These standards identify types of relationships that are categorically immaterial and do not, by themselves, preclude the directors from being independent. The types of relationships and the directors who had such relationships include:

•	having an immediate family member who is, or has recently been, employed by Medtronic other than as an executive officer (Mr. Schuler);

•	being a current employee of an entity that has made payments to, or received payments from, Medtronic for property or services (Messrs. Anderson and Schuler and Drs. Dzau and Jackson); and

•	being an employee of a non-profit organization to which Medtronic or The Medtronic Foundation has made contributions (Dr. Dzau).

All of the relationships of the types listed above were entered into, and payments were made or received, by Medtronic in the ordinary course of business and on competitive terms. Aggregate payments to, transactions with or discretionary charitable contributions to each of the relevant organizations did not exceed the greater of $200,000 or 2% of that organization’s consolidated gross revenues for that organization’s fiscal years 2006, 2007 or 2008.

In addition, the Board considered relationships consistent with its Director Independence Standards in which the director had a further removed relationship with the relevant third party. This included the director being a director (rather than an employee or executive officer) of a Medtronic vendor or purchaser of Medtronic’s products in which aggregate payments to, transactions with or discretionary charitable contributions to the relevant third party did not exceed the greater of $200,000 or 2% of that organization’s consolidated gross revenues for that organization’s fiscal years 2006, 2007 or 2008. This also included a director’s spouse who was not an employee of The Medtronic Foundation, but was a consultant in which payments to the spouse did not exceed $100,000. The Board of Directors determined that none of the relationships were material. All of the relationships were entered into, and payments were made or received, by Medtronic in the ordinary course of business and on competitive terms.

Dr. Dzau is a director of Alnylam Pharmaceuticals, Inc. (“Alnylam”). Medtronic is party to an agreement with Alnylam to collaboratively research opportunities in the area of neurodegenerative disorders. The parties have a research program targeting Huntington’s disease, and may expand their collaboration in the future with other research programs for diseases such as Alzheimer’s and Parkinson’s. In addition, Dr. Dzau is a director of Genzyme Corporation (“Genzyme”). Medtronic and Genzyme each own a portion of a limited liability company for the research, development and commercialization of therapies involving the local delivery of myoblast biologics in order to produce a myogenic and angiogenic result in the human heart. Currently, the company is still in the research and development phase of any potential therapies. The Board determined that these relationships were not material. Our business relationships with Alnylam and Genzyme are maintained on an arm’s length basis. Neither Dr. Dzau nor the institutions with which he is affiliated are given special treatment in these relationships, and Dr. Dzau does not participate in negotiations or approvals regarding the relationships. In addition, under the New York Stock Exchange Corporate Governance Rules for evaluating director independence, the Board determined that none of the amounts paid in connection with the relationships are at a level that would compromise Dr. Dzau’s independence.

Mr. Pozen is Chairman of MFS Investment Management, which manages money for MFS mutual funds and other accounts, and which may from time to time buy or sell Medtronic stock. The Board determined that this relationship is not material. Mr. Pozen has no involvement with these transactions and there is an informational barrier between him and the rest of MFS with regard to Medtronic stock.

Certain Relationships and Related Transactions

In January 2007, the Board of Directors of Medtronic adopted written related party transaction policies and procedures. The policies require that all “interested transactions” (as defined below) between Medtronic and “related parties” (as defined below) are subject to approval or ratification by the Corporate Governance Committee. In determining whether to approve or ratify such transactions, the Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Corporate Governance Committee has reviewed a list of interested transactions and deemed them to be pre-approved or ratified. Also, the Board of Directors has delegated to the chair of the Corporate Governance Committee the authority to pre-approve or ratify any interested transaction in which the aggregate amount is expected to be less than $1 million. Finally, the policies provide that no director shall participate in any discussion or approval of an interested transaction for which he or she is a related party, except that the director shall provide all material information concerning the interested transaction to the Corporate Governance Committee.

Under the policies, an “interested transaction” is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or any guarantee of indebtedness) in which:

•	the aggregate amount involved will or may be expected to exceed $100,000 in any fiscal year;

•	Medtronic is a participant; and

•	any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity).

A “related party” is defined as any:

•	person who is or was (since the beginning of the last fiscal year for which Medtronic has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director;

•	greater than five percent beneficial owner of Medtronic’s common stock; or

•	immediate family member of any of the foregoing.

During fiscal year 2008, Tino Schuler, a son of director Jack W. Schuler, was employed by Medtronic as one of a number of marketing directors focused on Medtronic’s core ear, nose and throat product lines reporting to a Vice President, Marketing and Sales of our Surgical Technologies operating segment. Mr. Tino Schuler worked for Xomed beginning in August 1993, and Xomed, the predecessor to our core ear, nose and throat business, was acquired by Medtronic in 1999. In fiscal year 2008, Medtronic’s core ear, nose and throat product lines represented less than 2.5% of Medtronic world-wide revenue. Mr. Tino Schuler was paid an aggregate salary and bonus of $211,889 and the standard benefits provided to other non-executive Medtronic employees for his services during fiscal year 2008. Mr. Tino Schuler is not an executive officer of, and does not have a key strategic role within, Medtronic, and this relationship is deemed under the Board of Directors written related party transaction policies as being pre-approved.

Physio-Control, Inc., a subsidiary of Medtronic, and other defendants, including Mr. Hawkins as President and Chief Executive Officer of Medtronic, entered into a consent decree with the U.S. Food and Drug Administration regarding Physio-Control’s quality system improvements for its external defibrillator products. The decree addresses issues raised by the FDA during inspections of Physio-Control’s quality system processes and outlines the actions Physio-Control must take in order to resume unrestricted distribution of its external defibrillators.

Medtronic has one outstanding loan to an executive officer, Catherine Szyman, who is neither a named executive officer nor a member of the Board of Directors. The loan was extended for relocation purposes in 2001 prior to the enactment of, and is permissible under, the Sarbanes-Oxley Act of 2002. The principal amount of the loan is $250,000, has a 10 year term, and accrues interest equal to 35.22% of appreciation in the underlying house or the maximum allowable interest under usury law, whichever is less. Medtronic currently anticipates the loan will be paid in full in August upon Ms. Szyman’s relocation to Minnesota.

GOVERNANCE OF MEDTRONIC

Our Corporate Governance Principles

The Board of Directors first adopted Principles of Corporate Governance (the “Governance Principles”) in fiscal 1996 and has revised these Governance Principals from time to time, including to comply with New York Stock Exchange Corporate Governance Rules. The Governance Principles describe Medtronic’s corporate governance practices and policies, and provide a framework for the governance of Medtronic. Among other things, the Governance Principles include the provisions below.

•	A majority of the members of the Board must be independent directors and no more than three directors may be Medtronic employees. Currently two directors, Medtronic’s Chairman and its President and Chief Executive Officer, are not independent.

•	Medtronic maintains Audit, Compensation, Corporate Governance and Quality and Technology Committees, which consist entirely of independent directors.

•	The Corporate Governance Committee, which consists of all the independent directors on the Board, oversees an annual evaluation of the Board and its committees. The Nominating Subcommittee of the Corporate Governance Committee evaluates the performance of each director whose term is expiring based on criteria set forth in the Governance Principles.

Our Governance Principles, the charters of our Audit, Compensation, Corporate Governance and Quality and Technology Committees and our codes of conduct are published on our website at www.medtronic.com under the Corporate Governance caption. These materials are available in print to any shareholder upon request. From time to time the Board reviews and updates these documents as it deems necessary and appropriate.

Lead Director; Executive Sessions

The Chair of our Corporate Governance Committee, Mr. Rosso, is our designated “Lead Director” and presides as the chair at meetings of the independent directors. Six regular meetings of our Board are held each year and at each Board meeting our independent directors meet in executive session with no company management present.

Committees of the Board and Meetings

Our four standing Board committees — Audit, Compensation, Corporate Governance and Quality and Technology — consist solely of independent directors, as defined in the New York Stock Exchange Corporate Governance Rules. Each director attended 75% or more of the total meetings of the Board and Board committees on which the director served in fiscal year 2008. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The following table summarizes the current membership of the Board and each of its standing committees and the number of times each standing committee met during fiscal year 2008.

				Corporate	Quality and
	Board	Audit	Compensation	Governance	Technology
Mr. Anderson	X		Chair	X*

Mr. Calhoun	X	X		X	X

Mr. Collins	Chair

Dr. Dzau	X		X	X	X

Mr. Hawkins	X

Dr. Jackson	X	X		X	Chair

Mr. Lenehan	X		X	X	X

Ms. O’Leary	X	Chair		X*

Mr. Powell	X		X	X	X

Mr. Pozen	X	X		X	X

Mr. Rosso	X	X		Chair*

Mr. Schuler	X		X	X*

Number of fiscal year 2008 meetings	8	12	7	4	4

*	Denotes member of Nominating Subcommittee, which met four times in fiscal year 2008.

Effective August 21, 2008, Mr. Powell will serve as the chair of the Corporate Governance Committee and as Lead Director, and Mr. Hawkins will serve as Chairman of the Board. Mr. Collins is expected to retire at the 2008 Annual Meeting.

The Board has four standing committees — the Audit Committee, the Compensation Committee, the Corporate Governance Committee, and the Quality and Technology Committee — with each of their principal functions described below.

Audit Committee

•	Oversees the integrity of Medtronic’s financial reporting

•	Oversees the independence, qualifications and performance of Medtronic’s independent registered public accounting firm and the performance of Medtronic’s internal auditors

•	Oversees Medtronic’s compliance with legal and regulatory requirements

•	Reviews annual financial statements with management and Medtronic’s independent registered public accounting firm and recommends to the Board whether the financial statements should be included in our Annual Report on Form 10-K

•	Reviews and discusses with management and Medtronic’s independent registered public accounting firm quarterly financial statements and discusses with management Medtronic’s earnings press releases

•	Reviews major changes to Medtronic’s accounting and auditing principles and practices

•	Hires the firm to be appointed as Medtronic’s independent registered public accounting firm that reports directly to the Audit Committee

•	Pre-approves all audit and permitted non-audit services to be provided by the independent registered public accounting firm

•	Reviews the scope of the annual audit and internal audit programs and the results of the annual audit examination

•	Reviews, at least annually, a report by the independent registered public accounting firm describing its internal quality-control procedures and any issues raised by the most recent internal quality-control review

•	Meets periodically with management to review Medtronic’s major financial and business risk exposures and steps taken to monitor and control these exposures

•	Considers, at least annually, the independence of the independent registered public accounting firm

•	Reviews the adequacy and effectiveness of Medtronic’s internal controls and disclosure controls and procedures

•	Establishes procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters

•	Meets privately in separate executive sessions periodically with management, internal audit and the independent registered public accounting firm

Audit Committee Independence and Financial Experts

In accordance with New York Stock Exchange requirements and SEC Rule 10A-3, all members of the Audit Committee meet the additional independence standards applicable to its members. In addition, all of our current Audit Committee members are audit committee financial experts, as that term is defined in SEC rules.

Audit Committee Pre-Approval Policies

Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services provided by a company’s independent registered public accounting firm. Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, and audit-related, tax and other permissible non-audit services, are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we obtain the pre-approval of the Audit Committee before engaging the independent registered public accounting firm. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Compensation Committee

•	Reviews compensation philosophy and major compensation programs

•	Annually reviews executive compensation programs, annually reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and, based on its own evaluation of performance in light of those goals and objectives as well as input from the Corporate Governance Committee, establishes and approves compensation of the Chief Executive Officer and annually approves the total compensation of all other executive officers

•	Administers and makes recommendations to the Board with respect to incentive compensation plans and equity-based compensation plans and approves stock option and other stock incentive awards for senior executive officers

•	Reviews new compensation arrangements and reviews and recommends to the Board employment agreements and severance arrangements for senior executive officers

•	Reviews and discusses with management the Compensation Discussion and Analysis required by the rules of the SEC and recommends to the Board a Compensation Discussion and Analysis for inclusion in the Company’s annual proxy statement

•	Establishes compensation for directors and recommends changes to the full Board

You should refer to the Compensation Discussion and Analysis on page 22 for additional discussion of the Compensation Committee’s processes and procedures relating to compensation.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal year 2008 was an officer or employee of Medtronic, and no executive officer of Medtronic during fiscal year 2008 served on the compensation committee or board of any company that employed any member of Medtronic’s Compensation Committee or Board.

Corporate Governance Committee

•	Recommends to the Board corporate governance guidelines

•	Leads the Board in its annual review of the Board’s performance

•	Adopts, monitors and recommends to the Board changes to the Governance Principles

•	Recommends to the Board the selection and replacement, if necessary, of the Chief Executive Officer, oversees the evaluation of senior management and periodically provides input to the Compensation Committee regarding the performance of the Chief Executive Officer in light of goals and objectives set by the Compensation Committee

•	Reviews and determines the philosophy underlying directors’ compensation and remains apprised of the Compensation Committee’s actions in approving executive compensation and the underlying philosophy for it

•	Maintains a Nominating Subcommittee which recommends to the full Corporate Governance Committee criteria for selecting new directors, nominees for Board membership and the positions of Chairman, Chief Executive Officer and Chair of the Corporate Governance Committee and whether a director should be nominated to stand for re-election

The Corporate Governance Committee considers candidates for Board membership, including those suggested by shareholders, applying the same criteria to all candidates. Any shareholder who wishes to recommend a prospective nominee for the Board for consideration by the Corporate Governance Committee must notify the Corporate Secretary in writing at Medtronic’s offices at 710 Medtronic Parkway, Minneapolis, MN 55432 no later than March 20, 2009. Any such recommendations should provide whatever supporting material the shareholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Corporate Governance Committee to make an initial determination as to whether the nominee satisfies the criteria for directors set out in the Governance Principles.

If the Corporate Governance Committee identifies a need to replace a current member of the Board, to fill a vacancy in the Board or to expand the size of the Board, the Nominating Subcommittee considers candidates from a variety of sources. The process followed to identify and evaluate candidates includes meetings to evaluate biographical information and background material relating to candidates and interviews of selected candidates by members of the Board. Recommendations of candidates for inclusion in the Board slate of director nominees are based upon the criteria set forth in the Governance Principles. These criteria include business experience and skills, independence, distinction in their activities, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with Medtronic’s interests. The Corporate Governance Committee also considers any other relevant factors that it may from time to time deem appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee and other expertise and the evaluation of all prospective nominees.

After completing interviews and the evaluation process, the Corporate Governance Committee makes a recommendation to the full Board as to persons who should be nominated by the Board. The Board determines the nominees after considering the recommendations and report of the Corporate Governance Committee and making such other evaluations as it deems appropriate.

Alternatively, shareholders intending to appear at the Annual Meeting to nominate a candidate for election by the shareholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Corporate Governance Committee was not requested to consider his or her candidacy) must comply with the procedures in Medtronic’s restated articles of incorporation, which are described under “Other Information — Shareholder Proposals and Director Nominations” on page 63 of this Proxy Statement.

Quality and Technology Committee

•	Provides assistance to the Board in its oversight of product quality and safety, scientific and technical direction and human and animal studies

•	Oversees risk management in the area of product quality and safety, including review of Medtronic’s overall quality strategy and processes in place to monitor and control product quality and safety; periodic review of results of product quality and quality system assessments by Medtronic and external regulators; and review of selected product quality issues and field actions

•	Oversees the scientific and technical direction of Medtronic, including monitoring of overall effectiveness of research and development and periodic review of Medtronic’s intellectual property portfolio

•	Oversees risk management in the area of human and animal studies, including the periodic review of policies and procedures related to the conduct of human and animal studies

Special Committee

In November 2005, the Board convened a Special Committee, comprised of Jack W. Schuler (Chair), Robert C. Pozen and Jean-Pierre Rosso, to oversee Medtronic’s response to a subpoena received from the Office of the United States Attorney for the District of Massachusetts relating to alleged fraud and abuse and alleged violation of federal Anti-Kickback statutes. For more information about this matter, please see Note 15 to Medtronic’s consolidated financial statements included in Medtronic’s Annual Report for fiscal year 2008.

Annual Meeting of the Shareholders

It is has been the longstanding practice of Medtronic for all directors to attend the Annual Meeting of Shareholders. All directors attended the last Annual Meeting.

Director Compensation

The Director Compensation table reflects all compensation awarded to, earned by or paid to the Company’s non-employee directors during fiscal year 2008. No additional compensation was provided to Messrs. Collins or Hawkins for their service as directors on the Board.

	Fees Earned or	Stock	Option	All Other
Name	Paid in Cash	Awards	Awards	Compensation(4)	Total

Mr. Anderson	$100,000	$123,333	$12,898	$8,462	$244,693
Mr. Bonsignore(1)	40,000	70,000	—	—	110,000
Dr. Brody(1)	40,000	70,000	—	—	110,000
Mr. Calhoun(2)	70,282	65,402	52,641	—	188,325
Dr. Dzau(3)	14,342	17,778	16,119	—	48,239
Dr. Jackson	98,333	123,333	12,898	15,074	249,638
Mr. Lenehan	81,675	105,833	12,898	9,690	210,096
Ms. O’Leary	98,333	123,333	12,898	—	234,564
Mr. Powell(2)	66,949	67,333	52,641	—	186,923
Mr. Pozen	101,666	123,333	12,898	19,077	256,974
Mr. Rosso	113,333	123,333	12,898	24,725	274,289
Mr. Schuler	98,333	123,333	12,898	6,598	241,162
Mr. Sprenger(1)	35,000	70,000	—	—	105,000

(1)	Messrs. Bonsignore and Sprenger and Dr. Brody retired from the Board and the committees of the Board on which they served at the 2007 Annual Meeting. The fees shown are fees earned in fiscal year 2008 and are prorated based upon their retirement from the Board in August 2007.

(2)	The fees shown for Messrs. Calhoun and Powell are fees earned in fiscal year 2008 and are prorated based upon their election to the Board in June 2007.

(3)	The fees shown for Dr. Dzau are fees earned in fiscal year 2008 and are prorated based upon his appointment to the Board in February 2008.

(4)	This column includes the value of the related spousal travel expenses, meals and related activities paid for fiscal year 2008, including related tax gross-ups paid to the spouses.

In April 2007, the Board approved changes to Medtronic’s non-employee director compensation program. The changes, effective September 1, 2007, include:

•	increasing the annual retainer from $70,000 to $80,000;

•	increasing the Audit Committee Chair annual cash stipend from $10,000 to $15,000;

•	implementing an annual cash stipend of $5,000 for non-chair members of the Audit Committee; and

•	changing the plan year from a September 1 to August 31 plan year to a plan year consistent with Medtronic’s fiscal year.

Consequently, compensation disclosed for fiscal year 2008 includes both (i) the portion of the September 1 through August 31 plan year that occurred within fiscal year 2008 (which was April 28, 2007 through August 31, 2007) and (ii) a shortened plan year for the September 1, 2007 to April 25, 2008 period.

Fees Earned or Paid in Cash.  The fees earned or paid in cash column represents the amount of annual retainer and annual cash stipend for Board and committee service. The annual cash retainer for the September 1 through August 31 plan year was $70,000 (with $35,000 of that amount being earned in fiscal year 2008), and the annual cash retainer for the shortened 2008 plan year was $53,333.

In addition, the Chairs of each of the Compensation, Quality and Technology, and Corporate Governance Committees received an annual cash stipend for the September 1 through August 31 plan year of $10,000 (with $5,000 of that amount being earned in fiscal year 2008), and a cash stipend of $6,667 for the shortened 2007-2008 plan year. Similarly, the chair of the Audit Committee received a cash stipend for the

September 1 through August 31 plan year of $10,000 (with $5,000 of that amount being earned in fiscal year 2008), and a cash stipend of $10,000 for the shortened 2007-2008 plan year. Finally, non-chair members of the Audit Committee received a cash stipend of $3,333 for the shortened 2007-2008 plan year.

The annual cash retainer and annual cash stipend are paid in two installments — in the middle and at the end of a plan year. Members of the Special Committee are paid a cash fee of $2,500 at the end of each fiscal quarter. The annual cash retainer and annual cash stipend are reduced by 25% if a non-employee director does not attend at least 75% of the total meetings of the Board and Board committees on which such director served during the relevant plan year. The table on page 11 of this proxy statement under the section entitled “Committees of the Board and Meetings” shows on which committees the individual directors serve.

Stock Awards.  Directors are granted deferred stock units on the last business day of the plan year in an amount equal to the annual retainer in effect on such day (on a pro-rata basis for participants who are directors for less than the entire plan year and reduced by 25 percent for those directors who fail to attend at least 75 percent of the applicable meetings) divided by the average closing price of a share of Medtronic common stock for the last 20 trading days during the plan year. Dividends paid on Medtronic common stock are credited to a director’s stock unit account in the form of additional stock units. The balance in a director’s stock unit account will be distributed to the director in the form of shares of Medtronic common stock upon resignation or retirement from the Board in a single distribution or, at the director’s option, in five equal annual distributions. Amounts in the stock awards column show 100% of the grant date fair value of stock awards granted to each director in fiscal year 2008, which is recognized in the year of grant and equals the share-based compensation expense recognized in fiscal year 2008 for financial statement reporting purposes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123(R)”) (disregarding forfeiture assumptions).

Option Awards.  Directors are granted stock options on the first business day of the plan year in an amount equal to the annual retainer divided by the fair market value of a share of Medtronic common stock on the date of grant (which will also be the exercise price of the option). These options expire at the earlier of the tenth anniversary of the date of grant or five years after the holder ceases to be a Medtronic director. On the date he or she first becomes a director, each new non-employee director receives (1) a one-time initial stock option grant for a number of shares of Medtronic common stock equal to two times the amount of the annual retainer divided by the fair market value of a share of Medtronic common stock on the date of grant (which will also be the exercise price of such option); and (2) a pro-rated stock option grant for a number of shares of Medtronic common stock equal to his or her annual retainer (pro-rated based on the number of days remaining in the plan year) divided by the fair market value of a share of Medtronic common stock on the date of grant (which will also be the exercise price of the option). Amounts in the option awards column represent the share-based compensation expense recognized in fiscal year 2008 for financial statement reporting purposes in accordance with SFAS No. 123(R) (disregarding forfeiture assumptions) based on the assumptions noted in the following table. The following table provides the fair value of options granted to the directors for which expense was recognized in fiscal year 2008 and the related assumptions used in the Black-Scholes model:

	Stock Option Grant Date
	June 22,		September 1,		February 21,
	2007		2007		2008

Fair value of options granted	$13.35		$12.77		$12.74
Assumptions used:
Risk free rate(1)	5.01%		4.25%		3.22%
Expected volatility(2)	20.14%		20.02%		22.01%
Expected life(3)	5.17	yrs	5.17	yrs	6.50	yrs
Dividend yield(4)	0.97%		0.95%		1.02%

(1)	The risk-free rate is based on the grant date yield of a zero-coupon U.S. Treasury bond whose maturity period equals or approximates the option’s expected term.

(2)	Beginning in the third quarter of fiscal year 2007, the expected volatility is based on a blend of historical volatility and an implied volatility of the Company’s common stock. Implied volatility is based on market traded options of the Company’s common stock. Prior to the third quarter of fiscal year 2007, the Company calculated the expected volatility based exclusively on the historical volatility.

(3)	The Company analyzes historical employee stock option exercise and termination data to estimate the expected life assumption. Beginning in the third quarter of fiscal year 2008, the Company began to calculate the expected life assumption using the midpoint scenario, which combines historical exercise data with hypothetical exercise data, as the Company believes this data currently represents the best estimate of the expected life of a new employee option. Prior to the third quarter of fiscal year 2008, the Company calculated the expected life based solely on historical data.

(4)	The dividend yield rate is calculated by dividing the Company’s annual dividend, based on the most recent quarterly dividend rate, by the closing stock price on the grant date.

Directors received the following stock option grants during fiscal year 2008:

			Grant Date
Name	# of Shares		Fair Value

Mr. Anderson	1,010		$12,898
Mr. Calhoun	2,977	(1)	39,743
	1,010		12,898
Dr. Dzau	3,269	(2)	14,793
	293	(2)	1,326
Dr. Jackson	1,010		12,898
Mr. Lenehan	1,010		12,898
Ms. O’Leary	1,010		12,898
Mr. Powell	2,977	(1)	39,743
	1,010		12,898
Mr. Pozen	1,010		12,898
Mr. Rosso	1,010		12,898
Mr. Schuler	1,010		12,898

(1)	These shares reflect the one-time initial stock option grant made to Messrs. Calhoun and Powell in connection with their election to the Board in June 2007.

(2)	These shares reflect the one-time initial stock option grant and annual grant made to Dr. Dzau in connection with his election to the Board in February 2008. These grants will vest 100% upon shareholder approval of Dr. Dzau’s election at the Annual Meeting of Shareholders on Thursday, August 21, 2008. Therefore, an additional $29,261 of expense related to these shares will be recognized in fiscal year 2009.

All non-employee director stock options described above vest and are exercisable in full on the date of grant, except that a director initially appointed by the Board will not be entitled to exercise any stock option until the director has been elected to the Board by Medtronic’s shareholders. Amounts in the grant date fair value column represent the share-based compensation expense recognized in fiscal year 2008 for financial statement reporting purposes in accordance with SFAS No. 123(R) (disregarding forfeiture assumptions).

Stock Holdings.  Non-employee directors held the following restricted stock, stock options, and deferred stock units as of April 25, 2008:

	Restricted	Stock	Deferred
Non-Employee Director	Stock	Options	Stock Units

Mr. Anderson	—	21,486	7,270
Mr. Calhoun	—	3,987	1,307
Dr. Dzau	—	3,562	359
Dr. Jackson	—	17,807	7,957
Mr. Lenehan	—	4,397	2,074
Ms. O’Leary	—	37,409	9,034
Mr. Powell	—	3,987	1,343
Mr. Pozen	—	11,490	5,112
Mr. Rosso	—	51,962	10,225
Mr. Schuler	14,702	50,991	11,530

To more closely align their interests with those of shareholders, directors are encouraged to own stock of Medtronic in an amount equal to five times the annual Board retainer fees. In addition, each director must retain, for a period of three years, 75% of the net after-tax profit shares realized from option exercises or share issuances resulting from grants made on or after April 26, 2003. For stock options, net after-tax profit shares are those shares remaining after payment of the option’s exercise price and income taxes. For share issuances, net gain shares are those remaining after payment of income taxes. Shares retained may be sold after three years. In the case of retirement or termination, the shares may be sold after the shorter of the remaining retention period or one year following retirement or termination, as applicable.

Deferrals.  Directors may defer all or a portion of their compensation through participation in Medtronic’s Capital Accumulation Plan, a nonqualified deferred compensation plan designed to allow participants to make contributions of their compensation before taxes are withheld and to earn returns or incur losses on those contributions based upon allocations of their balances to one or more investment alternatives, which are also investment alternatives that Medtronic offers its employees through its 401(k) supplemental retirement plan.

Charitable Giving.  As part of its overall program to promote charitable giving, The Medtronic Foundation matches gifts by Medtronic employees and directors to qualified educational institutions up to $7,000 per fiscal year. In addition, any individual who became a director prior to July 1, 1998 and who has served as a director for five or more years may recommend charitable institutions to which Medtronic will make a total contribution of $1 million at the time of the director’s death.

Complaint Procedure; Communications with Directors

The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place. Our 24-hour, toll-free confidential compliance line is available for the submission of concerns regarding accounting, internal controls or auditing matters. Our independent directors may also be contacted via e-mail at independentdirectors@medtronic.com. Our Lead Director may be contacted via e-mail at leaddirector@medtronic.com. Communications received from shareholders may be forwarded directly to Board members as part of the materials sent before the next regularly scheduled Board meeting, although the Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening or otherwise inappropriate. Advertisements, solicitations for periodical or other subscriptions and other similar communications generally will not be forwarded to the directors.

Our Codes of Conduct

All Medtronic employees, including our Chief Executive Officer and other senior executives, are required to comply with our long-standing Code of Conduct to help ensure that our business is conducted in accordance with the highest standards of moral and ethical behavior. Our Code of Conduct covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to our business. Employees are required to bring any violations and suspected violations of the Code of Conduct to the attention of Medtronic, through management or our legal counsel or by using Medtronic’s confidential compliance line. Our Code of Ethics for Senior Financial Officers, which is a part of the Code of Conduct, includes certain specific policies applicable to our Chief Executive Officer, Chief Financial Officer, Treasurer and Controller and to other senior financial officers designated from time to time by our Chief Executive Officer. These policies relate to internal controls, the public disclosures of Medtronic, violations of the securities or other laws, rules or regulations and conflicts of interest. The members of the Board of Directors are subject to a Code of Business Conduct and Ethics relating to director responsibilities, conflicts of interest, strict adherence to applicable laws and regulations and promotion of ethical behavior.

Our codes of conduct are published on our website, at www.medtronic.com under the Corporate Governance caption. We intend to disclose future amendments to, or waivers for directors and executive officers of, our codes of conduct on our website promptly following the date of such amendment or waiver.

SHARE OWNERSHIP INFORMATION

Significant Shareholders.  The following table shows information as of June 23, 2008, concerning each person who is known by us to beneficially own more than 5% of our common stock.

		Of Shares Beneficially
		Owned, Amount that
	Amount and Nature of	May Be Acquired	Percent
Name of Beneficial Owner	Beneficial Ownership	Within 60 Days	of Class

Capital World Investors 333 South Hope Street Los Angeles, CA 90071(1)	61,819,620	N/A	5.5%

(1)	The information for security ownership of this beneficial owner is based on a Schedule 13G filed by Capital World Investors on February 11, 2008. The shares reported are as a result of Capital World Investors acting as investment adviser to various investment companies. Based upon 1,125,730,817 shares outstanding as of June 23, 2008, the shareholder beneficially owns approximately 5.5% of our shares outstanding.

Beneficial Ownership of Management.  The following table shows information as of June 23, 2008 concerning beneficial ownership of Medtronic’s directors, named executive officers identified in the Summary Compensation Table below, and all directors and executive officers as a group.

		Of Shares Beneficially
	Amount and Nature of	Owned, Amount that May Be
Name of Beneficial Owner	Beneficial Ownership(5)	Acquired Within 60 Days

Richard H. Anderson(1)	32,851	30,346
Jean-Luc Butel	149,454	116,936
David L. Calhoun	17,234	6,884
Arthur D. Collins, Jr.(2)	2,948,070	2,229,497
Michael F. DeMane	291,095	260,459
Victor J. Dzau, M.D.	5,511	5,511
Gary L. Ellis	324,517	270,890
William A. Hawkins	466,671	375,639
Shirley Ann Jackson, Ph.D.	27,554	27,354
James T. Lenehan	18,061	8,061
Stephen H. Mahle	994,030	760,042
Denise M. O’Leary	48,033	48,033
Kendall J. Powell	6,920	6,920
Robert C. Pozen(3)	42,892	18,192
Jean-Pierre Rosso	64,777	63,777
Jack W. Schuler	549,630	64,111
Directors and executive officers as a group (28 persons)(4)	7,551,861	5,567,291

(1)	Mr. Anderson disclaims beneficial ownership of 25 shares that are owned by his minor son.

(2)	Mr. Collins disclaims beneficial ownership of 30,000 shares that are held by The Collins Family Foundation, a charitable trust of which he is one of the trustees.

(3)	Includes 24,700 shares owned jointly with Mr. Pozen’s spouse.

(4)	As of June 23, 2008, no director or executive officer beneficially owns more than 1% of the shares outstanding. Medtronic’s directors and executive officers as a group beneficially own approximately .67% of the shares outstanding.

(5)	Amounts include the shares shown in the last column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire shares pursuant to options exercisable within 60 days (on or before August 22, 2008) and the right to receive shares for deferred stock units issued under the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan (as amended and restated) within 60 days (on or before August 22, 2008) of a director’s resignation.

Section 16(a) Beneficial Ownership Reporting Compliance.  Based upon a review of reports and written representations furnished to it, Medtronic believes that during fiscal year 2008 all filings with the SEC by its executive officers and directors complied with requirements for reporting ownership and changes in ownership of Medtronic’s common stock pursuant to Section 16(a) of the Exchange, except that Gary L. Ellis failed to accurately report shares for taxes withheld on October 23, 2007, due to Medtronic’s administrative oversight, Jack W. Schuler failed to timely file a report for the purchase of shares on August 23, 2007, due to an oversight by Mr. Schuler’s advisors, and Kendall J. Powell failed to timely file a report for a sale of shares by his spouse on August 27, 2007, due to an oversight by Mr. Powell’s advisors. The amended reports were filed promptly when the errors were discovered.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The compensation discussion and analysis describes all material elements of our compensation programs for our named executive officers during fiscal year 2008. The accompanying Summary Compensation Table and additional tables should be read for additional information relating to the compensation of our named executive officers.

The Compensation Committee of the Board of Directors has the authority and is the decision-making body on all matters of compensation related to our executive officers. The Compensation Committee establishes the compensation philosophy and approves all aspects of the executive compensation program including plan design and administration. For more information on the Compensation Committee, its members and its duties as identified in its charter, you should refer to the section entitled “Committees of the Board and Meetings” beginning on page 11 of this proxy statement.

Compensation Program Objectives and Philosophy

The goal of our compensation program for named executive officers is to support and enhance the Medtronic Mission. Our Mission has been in place since 1960, and it drives every aspect of our business. Its principles, in a condensed version below, speak to:

•	Contributing to human welfare by application of biomedical engineering to develop instruments that alleviate pain, restore health and extend life;

•	Directing growth in the biomedical engineering field;

•	Striving without reserve for the greatest possible reliability and quality in our products and to be the unsurpassed standard of comparison and to be recognized as a company of dedication, honesty, integrity and service;

•	Making a fair profit to meet our obligations, sustain our growth and reach our goals;

•	Recognizing the personal worth of employees by providing an employment framework that allows personal satisfaction in work accomplished, security, advancement opportunities and means to share in the Company’s success; and

•	Maintaining good citizenship as a company.

Our Mission lays the foundation for our unyielding standards for ethical and legal conduct and the utmost integrity in all of our activities. Our compensation program for named executive officers is aligned with these principles, and its objectives are established for this purpose. It is designed to:

•	Emphasize performance-based compensation;

•	Encourage strong financial performance by establishing challenging goals and leveraged incentive programs; and

•	Encourage executive stock ownership and alignment with shareholder interests by linking a meaningful portion of compensation to the value of Medtronic common stock.

Our philosophy is to position total compensation at a level that is commensurate with Medtronic’s size and performance relative to other leading medical device and pharmaceutical companies, as well as a limited number of general industry companies. To do this, the Compensation Committee annually reviews the total compensation levels and mix of elements using public information from our peer group’s proxy statements and survey information from credible general industry surveys. The variable components of the program are designed to allow for market median pay for target performance, above-market median pay when performance is above target performance and below-market median pay when performance is below target performance. In addition, the equity components of the program align our executives with the interests of our shareholders and ensure that their total compensation will increase or decrease in direct correlation to the movement of our stock price.

Program Overview

The following is an illustration of the major components of Medtronic’s compensation programs as applied to each named executive officer with the exception of Mr. Collins who, in his role as Chairman of the Board, received compensation consisting of base salary, a performance share plan (the “Performance Share Plan”) payout for the 2006 to 2008 performance period and a pro-rata annual incentive payment in fiscal year 2008.

•   Objective: Provide a base wage that is not subject to performance risk
•   Generally represents 12% to 27% of total compensation for the named executive officers(1)

•   Objective: Motivate executives to achieve annual business goals
•   Generally represents 14% to 19% of total compensation for the named executive officers(1)
•   All executive officers have corporate and (if applicable) business unit annual business goals

•   Objective: Motivate executives to focus on long-term shareholder value creation and strategic initiatives
•   Core long-term incentive program consists of three distinct components targeting delivery of long-term compensation at approximately the median of market competitive levels
•   Generally represents 55% to 74% of total compensation for the named executive officers

•   Objective: Supports succession planning, recruiting and retention
•   Used judiciously
•   Generally represents a premium over and above our competitive market

•   Objective: Ensure impartiality and objectivity in the event of a change-in-control situation to protect shareholder interests
•   Policy is consistent with design provisions and benefit levels at other similar companies

•   Given in lieu of perquisites
•   Represents a nominal amount of total compensation for the named executive officers (e.g., $40,000 for CEO)

(1)	Total compensation is defined as the sum of base salary, target annual cash incentives, and the grant date fair value of long-term equity incentives, and does not necessarily tie to the values disclosed in the Summary Compensation Table and supplemental tables. The chart is not drawn to scale for any particular named executive officer.

The compensation mix in the illustration above reflects our pay philosophy, which emphasizes performance-based pay (annual and long-term incentives represent 73% to 88% of total compensation),

and a focus on long-term financial measures and stock performance (55% to 74% of total compensation). In delivering a relatively large percentage of total compensation in the form of long-term incentives, our intent is to deliver maximum value to the named executive officer only when value is delivered to shareholders in the form of both stock performance and long-term financial performance. The percentages are calculated based on total direct compensation (base salary, annual incentives and long-term incentives) excluding special time-based restricted stock awards and excluding compensation related to relocation or expatriate duties.

Independent Compensation Consultant

The Compensation Committee has engaged Frederic W. Cook & Co., Inc., an independent outside compensation consulting firm, to advise the Compensation Committee on all matters related to executive officer and director compensation. Specifically, Frederic W. Cook & Co. conducts an annual proxy review of total compensation for named executive officers. In addition, the consultant provides relevant market data, updates on trends in executive and director compensation, advice on program design and specific compensation decisions for the Chief Executive Officer and advice on the recommendations made by the Chief Executive Officer with respect to the compensation of other executives. The consultant attended all of the Compensation Committee meetings in fiscal year 2008, as is Medtronic’s long-standing practice. The consultant also meets with the Compensation Committee in executive session as requested at each meeting. The compensation consultant only works with management with the express permission of the Compensation Committee. Any services performed for the Company are related to executive and director compensation and are solely in support of decision-making by the Compensation Committee.

Role of Chief Executive Officer in Compensation Decisions

In making compensation decisions for the named executive officers, the Compensation Committee solicits views of our Chief Executive Officer, who attends all Compensation Committee meetings at the Compensation Committee’s invitation. The Chief Executive Officer is not present during the executive session portions of the meetings, and he does not make specific recommendations to the Compensation Committee about his own compensation.

Change of Leadership

At the Annual Meeting in August 2007, Mr. Collins stepped down as Medtronic’s Chief Executive Officer. Since that time, Mr. Collins has served in the capacity of Chairman of the Board of Directors and remains an employee of the company. It is anticipated that Mr. Collins will continue in this role through the date of the Annual Meeting in August 2008, at which time he will retire from Medtronic.

Mr. Collins’ compensation for his one-year period as employee Chairman is $1,000,000. Although he received awards in fiscal year 2008 under incentive programs in which he was a participant prior to stepping down as Chief Executive Officer, he did not receive any new grants under the Company’s long-term incentive or stock compensation programs. As the Chief Executive Officer during part of fiscal year 2008, Mr. Collins’ fiscal year 2008 compensation is reported in this proxy statement.

Peer Companies

The Compensation Committee regularly conducts a comprehensive review of our peer group that includes an assessment of companies in the peer group as well as the size, performance and industry of companies outside the group. Such a review was conducted for fiscal year 2008 and resulted in a peer group consisting of twenty companies, including direct and indirect competitors in the medical device and pharmaceutical field as well as other leading companies. The peer group included six companies that were not a part of the peer group in fiscal year 2007. In addition, one peer company from fiscal year 2007 was acquired by a private group of investors. This peer group was selected based on discussions with, and recommendations from, the Compensation Committee’s independent compensation consultant. In establishing the peer group, all U.S.-based companies in Global Industry Classification Standard (GICS) sub-

industry codes related to Medtronic’s industry were identified. This group was further reduced by eliminating companies with less than $1 billion in revenues. One exception was made to these requirements for 3M which, although not in one of the GICS sub-industry codes used to identify other peer group candidates, operates a large health care segment representing 30% of its revenue and is locally based. The final peer group was selected such that Medtronic is at approximately the median of the companies in terms of several size measures such as revenues and market capitalization.

The following table lists Medtronic’s fiscal year 2008 peer group, including Medtronic’s ranking relative to these companies based on financial data available at the time of consideration:

	Revenue	Market Cap
Company	(Millions)	(Millions)

3M	$22,923	$54,366
Abbott Laboratories	22,476	84,283
Allergan	3,063	17,176
Amgen	14,268	74,960
Bard (C.R.)	1,986	8,239
Baxter International	10,378	32,497
Becton Dickinson	5,840	18,577
Boston Scientific	7,821	24,043
Bristol-Myers Squibb	17,914	53,274
Genentech	9,284	88,899
Genzyme	3,187	16,245
Johnson & Johnson	53,194	182,125
Lilly (Eli)	15,691	59,510
Merck	22,636	95,850
Pfizer	48,201	179,973
St. Jude Medical	3,302	14,022
Schering-Plough	10,547	34,902
Stryker	5,406	25,252
Wyeth	20,351	74,519
Zimmer Holdings	3,495	19,986

Medtronic	$11,292	$58,094
Medtronic Percentile Rank	54th %tile	62nd %tile

Base Salaries

With respect to base salaries, our objective is to establish salaries within a competitive range based on the market median base salary for our industry peer group and general industry survey data. Establishing market competitive base salaries aids in the attraction and retention of top talent and allows us to develop an overall pay program that appropriately reflects the market mix of fixed versus variable compensation.

The Compensation Committee solicits the views of our Chief Executive Officer on compensation matters as they relate to the Chief Operating Officer and members of senior management reporting to the Chief Executive Officer or the Chief Operating Officer. In making his recommendations to the Compensation Committee, the Chief Executive Officer assesses individual performance during the fiscal year, the individual’s current salary percentile relative to general industry labor market data, past salary treatment and the scope and complexity of the position.

In addition to the recommendations of the Chief Executive Officer, the Compensation Committee receives a detailed analysis of the named executive officers’ pay as compared to the peer group, presented by the independent consultant to the Compensation Committee, and general industry survey data provided by Management. After an evaluation of the analysis and the data presented, the Compensation Committee approves base salaries for named executives annually at its meeting in April.

Base salary percentage increases for fiscal year 2008 and for fiscal year 2009 (to date) are shown below:

	Fiscal Year	Fiscal Year	Percent Increase	Fiscal Year		Percent
Name	2007	2008	(Decrease)	2009		Increase

William A. Hawkins	$775,000	$1,100,000	41.9	$1,177,000		7.0
Gary L. Ellis	525,000	600,000	14.3	636,000		6.0
Michael F. DeMane	530,000	725,000	36.8	N/A	(1)	N/A	(1)
Stephen H. Mahle	595,000	620,000	4.2	620,000		—
Jean-Luc Butel	410,000	440,000	7.3	525,000	(2)	19.3	(2)
Arthur D. Collins, Jr.	1,275,000	1,000,000	(21.6)	1,000,000		—

(1)	On April 29, 2008, it was announced that Mr. DeMane had informed Medtronic of his decision to resign as Chief Operating Officer effective April 30, 2008. Additional information related to Mr. DeMane’s departure can be found on page 51 of this proxy statement.

(2)	Effective April 29, 2008, Mr. Butel received a promotion to the position of Senior Vice President and President, Medtronic International. Mr. Butel’s fiscal year 2009 salary increase of 19.3% consists of a 5.0% merit increase and a 13.6% promotional increase.

The fiscal year 2008 salaries for Mr. Hawkins and Mr. DeMane reflect their fiscal year-end annualized pay following mid-year promotions to Chief Executive Officer and Chief Operating Officer, respectively. Mr. Hawkins received an annual salary increase of 4.0% at the beginning of fiscal year 2008, bringing his salary to $806,000. Upon his promotion to Chief Executive Officer, Mr. Hawkins’ salary was increased to $1,100,000. Mr. DeMane received an annual salary increase of 5.1% at the beginning of fiscal year 2008, bringing his salary to $557,000. Upon his promotion to Chief Operating Officer, Mr. DeMane’s salary was increased to $725,000. Mr. Ellis received an annual salary increase of 6% at the beginning of fiscal year 2008, as well as a salary adjustment to align his pay more closely with competitive market data for his position. As a reflection of a majority of the named executive officers’ short tenure in their current roles, their salaries are approximately 86% to 95% of the competitive market for their positions. At the beginning of fiscal year 2008, Mr. Collins’ base pay in his role as Chief Executive Officer was $1,275,000. Upon stepping down as Chief Executive Officer and assuming the position of Chairman of the Board of Directors, Mr. Collins’ base salary was reduced by 21.6% to $1,000,000.

Annual Performance-Based Incentives

We deliver annual performance-based incentives to our named executive officers through the Medtronic, Inc. Executive Incentive Plan (“MIP”). Our objective is to establish MIP award targets within a competitive range based on the market median annual incentives for our competitive market. However, we establish an award range that allows above-market pay for above-market performance and below-market pay for below-market performance. It is important to note that our MIP award targets are set at competitive levels to allow us to attract and retain employees and offer a pay mix that is similar to those offered in the market in which we compete for talent.

Award Targets.  The Compensation Committee reviews, discusses and approves MIP award targets for named executive officers in June.

Our MIP award targets are established as a percentage of base salary earned during the fiscal year. The Plan provides that no incentives are earned unless a minimum (threshold) earning per share target is met, and that upon meeting this threshold the plan will provide participants a minimum award of 50% of target. Minimum awards (at the threshold level of performance) are 50% of the target amount and maximum payouts for named executive officers vary from 220% to 225% of the target amount.

Performance Measures.  MIP award measures are reviewed and approved annually at the Compensation Committee’s June meeting. Financial measures are selected based on how effectively they impact, independently and together, the overall success of Medtronic.

The fiscal year 2008 financial measures for the portion of our plan based on Company performance were earnings per share, revenue growth, cash flow and two quality-related measures, with weights of 50%, 30%, 10%, 5% and 5%, respectively. Earnings per share is an aggregate measure that focuses on growth and equity management, and reflects how well we deliver value to our shareholders from our business operations. Revenue growth is a reflection of our ability to successfully bring new products to market, gain market share and expand the many markets that we serve. Cash flow is an indication of liquidity and reflects Medtronic’s flexibility in making certain business decisions, and for this purpose is defined as net income plus or minus changes in working capital and net property, plant and equipment. The first quality-related measure is related to savings in the cost of materials and inventory management and the second is related to a reduction in the number of observations made by regulatory bodies that result from audits or other actions. Target payouts for Company measures for fiscal year 2008 were based on performance targets with the following ranges: 10% to 18% growth in earnings per share, 10% to 15% revenue growth, cash flow ranging from $2,275 million to $2,717 million, scrap, obsolescence and physical inventory adjustments ranging from $149 million to $105 million, and 150% to 60% of established target for the number of observations. These are reasonably aggressive goals as compared to our peer group of companies and, as such, fully support our compensation philosophy. In addition, the earnings per share threshold was set at a 9% growth over the prior year’s actual results.

Once actual performance has been determined, the achievement percentage is determined by interpolating actual performance relative to the performance range for each measure. These achievement percentages are then weighted based on the applicable plan weightings and summed to arrive at an overall achievement percentage for the plan year. Actual payouts are determined by multiplying the executive’s eligible earnings for the plan year by their annual target percentage, and then by the overall achievement percent for their plan.

MIP awards paid to Messrs. Hawkins, Ellis, DeMane, Mahle and Collins are based 100% on Company performance measures. Mr. Collins’ award will be pro-rated based on the period of time in fiscal year 2008 in which he served as the Chief Executive Officer. In order to focus Mr. Butel on the achievement of business geography objectives, a significant portion, 75% of his MIP, is based on the performance of the business geography he leads. For 2008, these business unit measures included revenue growth (40% weight), earnings before interest and taxes (“EBIT”) (30%), the quality-related measures of scrap, obsolescence and physical inventory adjustments (7.5%) and on-time complaint reporting (7.5%), and two measures related to asset management — days sales outstanding (7.5%) and weighted average inventory weeks (7.5%). Target payouts for Mr. Butel’s business geography measures for fiscal year 2008 were based on performance targets within the following ranges: 12% to 21% revenue growth, $584 million to $639.3 million in EBIT, scrap, obsolescence and physical inventory adjustments ranging from $11.5 million to $9.4 million, on-time complaint reporting from 90% to 100% of target, days sales outstanding ranging from 85.4 to 73.9 days, and weighted average inventory weeks from 22.8 to 19.5 weeks.

In establishing performance measure targets, the Compensation Committee considered a number of factors including prior performance, forecast performance, industry expectations, and the annual operating plan. Finally, the competitive market, changes in the regulatory environment, and economic trends were also considered.

Fiscal Year 2008 Award Payments.  For fiscal year 2008, Medtronic’s earnings per share and revenue growth performance were below target. Medtronic’s earnings per share exceeded the minimum threshold amount required for an award. Return on net assets was below target, resulting in overall Company performance at 55.8% of target. Asia Pacific performance, which impacts Mr. Butel’s MIP, was at 78.5% of target.

An overview of the fiscal year 2008 MIP program, including targets and award payments is presented below:

	Target	Payout Range		Target		Actual Paid
	Opportunity	(as % of Base Salary)		Payout	Actual	as % of
Name	as % of Salary	Minimum	Maximum	$	Amount Paid	Target

William A. Hawkins(1)	114	57	250	$1,133	$632,295	55.8
Gary L. Ellis	75	38	165	450	251,145	55.8
Michael F. DeMane(1)	90	45	197	602	335,926	55.8
Stephen H. Mahle	80	40	176	496	276,818	55.8
Jean-Luc Butel	70	35	156	308	241,657	78.5
Arthur D. Collins, Jr.	120	60	264	490	273,623	55.8

(1)	Target opportunity as % of salary is pro-rata due to mid-year promotion

MIP Program Changes for Fiscal Year 2009

At the direction of the Compensation Committee, in fiscal year 2008 Management conducted a comprehensive review of the MIP with the intent of providing greater focus on Medtronic’s overall business objectives, reducing the overall number of performance measures and driving appropriate Company, business unit and business geography performance. Under the revised plan, effective for fiscal year 2009, the Company performance measures will consist of revenue growth, earnings per share, and cash flow, weighted 40%, 40% and 20%, respectively. For this purpose, cash flow is defined as profit after tax exclusive of special charges, plus or minus changes in accounts receivable, inventories, net property, plant and equipment, certain other operating assets and accounts payable, and excluding the Physio-Control business and the effects of foreign exchange rates. Performance measures for business geography heads have been revised to include revenue growth and EBIT for the relevant area of responsibility, weighted 40% each. The remaining 20% will be based on performance against two quantitative performance measures as determined annually for each business unit or geography. This determination will be made by the Chief Executive Officer, with the input of the respective business leader, prior to the start of the fiscal year and approved by the Compensation Committee to the extent that they apply to executive officers. Awards for executive officers will be based 100% on Company performance, with awards for executive officers who are the head of a business unit or geography weighted 50% on the performance of the Company and 50% on the performance of the relevant business unit or geography.

Long-Term Compensation

Long-term compensation allows us to provide incentives and rewards to those employees who are responsible for the strategic and long-term success of the company. Our objective is to align the actions of our named executive officers with the interests of shareholders, link a significant portion of their compensation to sustained financial results and growth in stock price, provide a competitive total compensation package, and aid in the attraction and retention of top talent. We provide our named executives with four types of long-term compensation: (1) stock options; (2) performance-based restricted stock; (3) cash-based long-term performance plan; and (4) time-based restricted stock units.

A goal of our program is to establish aggregate long-term compensation pay targets within a competitive range based on the median long-term incentives of our industry peer group of companies. We establish a pay range that allows aggregate payouts that are above market median pay for above target performance and below market median pay for below target performance.

Our program achieves an equal balance among the three primary components of the program (stock options, performance-based restricted stock, and performance-based cash) and to use time-based restricted stock in more limited circumstances for special recognition and retention purposes. This mix of long-term incentives is similar to that used by the companies in our peer group. By maintaining an equal balance of the three primary components, we underscore the importance of all of them. This supports our overall compensation philosophy and objectives — to reinforce alignment with shareholder interests, encourage strong financial performance through aggressive goals and highly leveraged programs, and emphasize performance-based compensation.

Award Targets.  The Compensation Committee reviews, discusses and approves all long-term compensation pay targets for named executives in June after discussing and reviewing a comprehensive annual proxy executive compensation study provided by our external independent consultant. Once the market median long-term incentive compensation of the peer group of companies is determined for each named executive officer, that amount is allocated equally among the three primary components to establish the award targets for stock options, performance-based restricted stock, and the long-term performance plan.

Stock Options.  Stock options provide value only when the price of the stock appreciates over the grant price. This helps ensure a strong link between our executives and our shareholders.

As discussed above, stock option grant guidelines are approved by the Compensation Committee in June following a review of competitive market data. These guidelines consist of an award target and a minimum and maximum award range that varies from 50% to 200% of the targeted amount.

At the October Compensation Committee meeting, the Chief Executive Officer presents the Compensation Committee with his recommendations for option awards to the named executive officers. Award recommendations may be at, above or below the target amounts based on individual performance. The Chief Executive Officer makes no recommendations to the Compensation Committee regarding his own award. Based on this information, and competitive market data provided by the independent consultant, the Compensation Committee determines and approves annual stock option awards to the named executive officers. During the Compensation Committee meeting’s executive session (during which neither the Chief Executive Officer nor any other member of management is present), the Compensation Committee approves an annual stock option award for the Chief Executive Officer. All stock option grants have an exercise price that is equal to the closing market price of our shares on the date of grant, have a term of ten years and generally vest in equal increments of 25% each year beginning one year after the date of grant. Annual stock option awards to named executive officers are granted on the first business day of our fiscal third quarter.

For fiscal year 2008, stock option awards were granted at target amounts to all of the named executive officers with the exception of Mr. Collins, who was not granted an award. Stock option awards accounted for approximately 31% of total compensation for our Chief Executive Officer and approximately 18% to 25% of total compensation for the remaining named executive officers, excluding Mr. Collins. Mr. Hawkins’ 2008 stock option award was granted after his promotion to Chief Executive Officer, slightly increasing the proportion of his total compensation represented by the award.

Performance-Based Restricted Stock.  Performance-based restricted stock is used to focus executives on a key financial goal, diluted earnings per share, align executive interests with shareholder interests, and aid in the attraction and retention of top talent.

As discussed above, performance-based restricted stock grant targets for named executive officers are approved by the Compensation Committee in June following a review of our peer companies. Actual grants are approved by the Compensation Committee during the October meeting and made at the beginning of our fiscal third quarter and are equal to the grant targets (unlike stock options, there is no grant range provided). All performance-based restricted stock grants are made in the number of shares equal to the target award amount divided by the closing market price of our shares on the date of grant, rounded up to the nearest whole share. Performance-based restricted stock awards “cliff vest” 100% three years after the date of grant if the applicable performance goal is achieved.

The performance goal that must be achieved for the fiscal year 2008 performance-based restricted stock grants to vest is cumulative diluted earnings per share growth of 9% each year over three years. Diluted earnings per share is an appropriate measure of overall financial well being. Performance is measured over the three consecutive fiscal years beginning with the fiscal year during which the grant is made. If the performance goal is achieved, the stock will cliff vest 100% on the third anniversary of the date of grant. If the performance goal is not met, none of the awards vest.

For fiscal year 2008, performance-based restricted stock awards were delivered at target grant amounts to all of the named executive officers with the exception of Mr. Collins, who was not granted an award. Performance-based restricted stock awards accounted for approximately 31% of total compensation for Mr. Hawkins and approximately 18% to 24% of total compensation for the remaining named executive officers, excluding Mr. Collins. Mr. Hawkins’ 2008 performance-based restricted stock award was granted after his promotion to Chief Executive Officer, slightly increasing the proportion of his total compensation represented by the award.

Cash-Based Long-Term Performance Plan.  Our objective with our Long-Term Performance Plan (“LTPP”) is to maintain the alignment of our named executive officers’ goals with our long-term financial performance goals. We feel this approach focuses our executives on sustained achievement of financial targets that are critical to our long-term success.

As discussed above, our LTPP grant targets for named executive officers are approved annually by the Compensation Committee in June following a review of our peer groups. Grants are made annually for overlapping three-year performance periods. Calculations of final awards are reviewed by the Compensation Committee each April based on year-end forecasts and confirmed in June by the Chairman of the Compensation Committee just prior to payout. For the 2008-2010 phase of the LTPP, no incentives are earned unless two thresholds of earnings per share and return on net assets are met. Minimum payouts (at the threshold level of performance) are 20% of the target amount and maximum payouts are 180% of the target amount. The minimum, target and maximum payouts to our named executive officers can be found in the Grants of Plan-Based Awards table on page 41 of this proxy statement.

For the LTPP, performance measure targets are set at or close to the same level as our long-term financial objectives. Target payouts for the fiscal year 2008 to fiscal year 2010 period are based on performance targets with the following ranges: average growth in diluted earnings per share of 9% to 17% per year over three years, average revenue growth of 8% to 16% per year over three years, and average return on net assets of 12% to 20% over three years. The objectives are weighted 50%, 30%, and 20%, respectively. In setting our performance measure targets, we consider a number of items — the most important of which is our strategic plan, which takes into account our current product lines and our timeline for the approval and introduction of new products.

Once actual performance over the three-year period has been determined, the achievement percentage is calculated by interpolating actual performance relative to the performance range for each measure. These achievement percentages are then weighted based on the appropriate plan weightings and summed to arrive at an overall achievement percent for the plan year. Actual payouts are determined by multiplying the executive’s grant target by the plan’s overall achievement percent.

In fiscal year 2008, LTPP awards were granted at target amounts to all of the named executive officers, with the exception of Mr. Collins, who was not granted an award. LTPP awards accounted for approximately 11% of total compensation for our Chief Executive Officer and approximately 16% to 22% of total compensation for the remaining named executive officers, excluding Mr. Collins. Because Mr. Hawkins’ 2008 LTPP grant was made prior to his promotion to Chief Executive Officer, it is a relatively small portion of his total fiscal-year compensation.

Fiscal year 2008 was also the final year of the 3-year performance period for the fiscal year 2006 through fiscal year 2008 phase of the Performance Share Plan, the predecessor to the LTPP. This predecessor plan was similar in design to the current LTPP except the plan was denominated in performance shares and the payout was 50% in cash and 50% in Medtronic stock. Performance targets for the fiscal year 2006 to fiscal year 2008 plan were as follows: average growth in diluted earnings per share of 9% to 17% per year over three years, average revenue growth of 9% to 17% per year over three years, and average return on net assets of 12% to 20% over three years. The objectives were weighted 50%, 30%, and 20%, respectively.

The target value of the cash portion of the 2008 award is determined by multiplying the participant’s overall target award by 50%. The target number of shares is determined by taking 50% of the participant’s overall target award and dividing it by the average stock price for the 20-day period ending on the first day of the performance period, rounding up to the nearest whole share. For the 2006 to 2008 Performance Share Plan, the average 20-day stock price was $51.5745.

For the three-year performance period covered by the fiscal year 2008 Performance Share Plan, the Company’s actual average diluted earnings per share growth was 135% of target and the actual average return on net assets was 148% of target. Medtronic’s average revenue growth over the three-year performance period was below the minimum performance level, resulting in an overall achievement percentage of 97.23%.

The payout of the cash portion of the award is calculated as the product of the target cash award and the plan’s overall achievement percentage. Similarly, the number of plan shares awarded is calculated as the product of the number of target shares and the plan’s overall achievement percentage.

The table below provides an overview of the 2006 to 2008 Performance Share Plan, including award targets and cash and stock award payments is presented below:

	Target Awards			Actual Awards
	Overall				Shares	Total Value of	Total Award Value
Name	Target	Cash	# of Shares	Cash	Issued	Award(1)	as % of Target(1)
William A. Hawkins	$698,250	$349,125	6,770	$339,454	6,583	$678,742	97.2
Gary L. Ellis	356,250	178,125	3,454	173,191	3,359	346,314	97.2
Michael F. DeMane	375,000	187,500	3,636	182,306	3,536	364,552	97.2
Stephen H. Mahle	429,000	214,500	4,160	208,558	4,045	417,038	97.2
Jean-Luc Butel	292,875	146,438	2,840	142,381	2,762	284,735	97.2
Arthur D. Collins, Jr.	1,468,750	734,375	14,240	714,033	13,846	1,427,656	97.2

(1)	Value of the share portion of award calculated based on Medtronic’s closing stock price on June 13, 2008, the date of share issuance.

The Stock Awards Column in the Summary Compensation Table includes the share-based compensation expense recognized in accordance with SFAS 123(R) in fiscal year 2008 as required under applicable SEC rules, rather that the amounts shown in the table above.

Time-Based Restricted Stock Units.  Grants of time-based restricted stock units are periodically made to named executive officers for strategic reasons such as attraction, promotion, succession planning, special recognition and retention and must be approved by the Compensation Committee. While vesting on these awards is generally three- to five-year cliff vesting, specific circumstances will dictate the terms of these grants. All time-based restricted stock unit grants are made at a price equal to the closing market price of our shares on the date of grant.

As a result of the Company’s ongoing reviews of its retention strategy for its top officers, management recommended to the Compensation Committee, and the Compensation Committee approved, the following grant of time-based restricted stock units:

	Face Value of	Number of	Vesting
Name	Grant	Units	Provisions	Dividend Treatment

Jean-Luc Butel	$2,000,013	37,786	50% on the third and 50% on the fifth anniversary of grant date	Receives dividend credits

There were no other grants of time-based restricted stock or restricted stock units made to the named executive officers during fiscal year 2008.

Adjustments for Special Charges

Medtronic’s performance-based plans require that when special charges (such as certain litigation, restructuring charges and in-process research and development charges) significantly impact operating income, this impact will be reviewed and evaluated by the Compensation Committee and potentially excluded in determining financial performance. The plans define significant as an impact in the “general amount of 5% of the operating income in the year incurred.” In addition, the Company has developed a set of principles to guide treatment of acquisitions and non-recurring items. Specifically:

•	Non-recurring charges from acquisitions and other non-recurring items are generally excluded from the calculation of performance regardless of whether the impact is greater than or less than 5% of operating income. This exclusion occurs when the effect is positive or negative.

•	Operating results from acquisitions which impact operating income below the 5% threshold can be included in the calculation of performance at the discretion of the Compensation Committee.

This provision benefits shareholders by allowing management to make decisions of material strategic importance without undue concern for impact on compensation. When such adjustments have been applied, they have had both a positive and negative impact on past awards.

In accordance with Medtronic’s policy, for fiscal year 2008 the Compensation Committee excluded a number of items from Medtronic’s results for the purposes of calculating performance on short-term and long-term incentive programs and the Medtronic Savings and Investment Plan. These items included non-recurring charges related to restructuring, litigation, intangible asset impairments and in-process research and development as reported in the financial tables accompanying Medtronic’s press release detailing 2008 fiscal year-end earnings. The rationale for each adjustment is to encourage management to make strategic decisions that are in the best interests of the Company without undue concern for the impact of those decisions on their compensation. The following table reconciles the adjustments made in fiscal year 2008 and provides a brief description of each adjustment:

	Twelve Months Ended
	April 25, 2008	Explanation of Non-Recurring Adjustments

Diluted EPS, as reported	$1.95
Special charges	0.04	Impairment charges recognized on intangible assets that were associated with our benign prostatic hyperplasia product line acquired in fiscal year 2002
Restructuring charges	0.03	Charges related to restructuring initiated in fiscal year 2007 in our Physio-Control, Cardiac Rhythm Disease Management and CardioVascular businesses as well as fiscal year 2008 related to a global realignment initiative
Certain litigation charges	0.24	Litigation charges related to settlement of certain lawsuits relating to the Marquis line of implantable cardioverter defibrillators and a reserve associated with litigation with Cordis Corporation
In-process research & development charges	0.34	In-process research & development charges representing the cumulative impact of several acquisitions, a milestone payment associated with a patent cross-licensing agreement and the purchase of certain intellectual property
Dilution due to Kyphon acquisition	0.08	Pro-forma diluted impact on Medtronic’s earnings per share as a result of the Kyphon acquisition

Non-GAAP diluted EPS	$2.68

The Compensation Committee reviewed and approved the above adjustments consistent with Medtronic’s long-standing principles as outlined above. These adjustments resulted in a payout of 55.81% under the annual incentive plan (MIP) and 97.23% under the 2006-2008 Performance Share Plan.

Other Benefits and Perquisites

Medtronic provides broad-based benefit plans to all of its employees, including the named executive officers. These include:

Qualified Retirement Plans.  Medtronic sponsors a number of tax qualified retirement plans for its employees. In the United States, Medtronic changed its retirement plans effective May 1, 2005 in order to provide then current employees and employees hired after that date a choice of retirement plans in which they wish to participate. Employees hired prior to May 1, 2005 had the option of continuing in a defined benefit pension plan (the “Medtronic Retirement Plan”) or elect to participate in one of the new plans. Employees hired after that date choose to participate in either of the new plans, the Personal Pension Account, or the Personal Investment Account. The Personal Pension Account is a cash balance component of the previous defined benefit pension plan and the Personal Investment Account is a component of the Company’s tax qualified Savings and Investment Plan (the Company’s 401(k) plan). Additional details regarding these pension plans are provided on page 47 of this proxy statement.

Supplemental Retirement Plans.  Medtronic offers a Supplemental Executive Retirement Plan benefit. This plan is a nonqualified plan which is designed to provide all eligible employees, including the named executive officers, with benefits which supplement those provided under certain of the tax qualified plans maintained by Medtronic. The plans are designed to restore benefits lost under the Personal Pension Account, Personal Investment Account or the Medtronic Retirement Plan due to covered compensation limits established by the Internal Revenue Code. The Plan also restores benefits for otherwise eligible compensation deferred into the Medtronic, Inc. Capital Accumulation Plan Deferral Program (the “Capital Accumulation Plan”). The Supplemental Executive Retirement Plan uses the same benefit formula as the qualified plan and includes the same elements of compensation included in the qualified plan in addition to compensation deferred into the Capital Accumulation Plan. As such, the plan provides employees with no greater benefit than they would have received under the qualified plan in which they participate were it not for the covered compensation limits and deferrals into our Capital Accumulation Plan.

Nonqualified Deferred Compensation Plan.  Medtronic provides all eligible employees, including our named executive officers, with a market competitive nonqualified deferred compensation program through the Capital Accumulation Plan. Our plan allows named executive officers to make voluntary deferrals from their base pay and incentive payments. There is no Company contribution other than a credit of gain/loss related to the investment allocation choices made by the participants.

Business Allowance and Perquisites.  With the exception of Mr. Butel, who was on an expatriate assignment, we provide our named executive officers with a market competitive business allowance rather than perquisites such as an automobile program, financial and tax planning, and country club memberships. With the exception of Mr. Butel, the annual business allowances provided to our named executive officers in fiscal year 2008 ranged from $24,000 to $40,000. In addition, we pay up to $2,000 for the cost of an annual executive physical that exceeds coverage provided by the executive’s medical plans. We offer these opportunities to aid in the attraction and retention of top talent. For named executive officers on expatriate assignments, rather than providing a business allowance, we pay for certain housing and related living costs. These amounts are sometimes a significant part of an expatriate’s total compensation. These amounts are included in the “All Other Compensation” column of our summary compensation table.

Change of Control Agreements

The principal reasons for providing compensation in a change of control situation are two-fold: (1) to protect the compensation already earned by executives and to ensure that they will be treated fairly in the event of a change of control; and (2) to help ensure the retention and dedicated attention of key executives critical to the ongoing operation of the Company. Our change of control provisions support these principles. We believe that the interests of shareholders will be best served if the interests of our executive officers are aligned with them, and providing change of control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential mergers or transactions that may be in the best interest of shareholders.

For fiscal year 2008, our change of control agreements for our named executive officers provided the following:

Agreement Provision	Description

Severance Triggers	Termination by Medtronic other than for Cause or Disability Termination by the Executive for Good Reason
Severance Benefits	3X base and bonus
Accrued salary, accrued vacation, annual and long-term incentives (pro-rata payout on incentives)
Continuation of certain insurance, retirement and welfare plan benefits for a period of time not exceeding three years
Full excise tax gross up, if applicable. However, amounts payable under the agreement may be reduced in certain circumstances if the reduction would avoid the imposition of the excise tax and therefore the need for a gross up.

Our change of control agreements are discussed in more detail in the “Potential Payments Upon Termination or Change of Control” section below. Other than the agreement with Mr. DeMane that is described on page 51 of this proxy statement, we do not have employment contracts other than those associated with a change of control.

Policies Regarding Equity Holding, Sale and Transfer of Awards and Incentive Compensation Forfeiture

Equity Holding.  The Compensation Committee has approved the implementation of stock retention requirements. The Chief Executive Officer must retain, for a period of three years, 75% of the net after-tax profit shares realized from option exercises and 75% of the net gain shares relating to share issuances resulting from grants made on or after April 26, 2003. Other named executive officers must retain, for a period of three years, 50% of the net after-tax profit shares realized from option exercises or 50% of the net gain shares relating to share issuances resulting from grants made on or after April 26, 2003. For stock options, net after-tax profit shares are those shares remaining after payment of the option’s exercise price and applicable taxes. For share issuances, net gain shares are those shares remaining after payment of income taxes. Shares retained may be sold after three years. The retention requirements were established at a higher level for the Chief Executive Officer as a reflection of the increased scope of decision-making inherent in this position and to maintain increased alignment with long-term Company performance. In the case of retirement or termination, the shares may be sold after the shorter of the remaining retention period or one year following retirement/termination.

Modified stock retention guidelines apply to shares awarded to Mr. DeMane in fiscal year 2007 because he was a Swiss-based executive at this time. The modified guidelines allow Mr. DeMane to satisfy holding requirements by demonstrating ownership of an equivalent number of shares rather than holding shares from specific awards, which due to Swiss tax regulations would result in severe tax consequences.

As of April 25, 2008, all executive officers were in compliance with the stock retention requirements.

Sale and Transfer of Awards.  All stock option, restricted stock, restricted stock unit and performance-based restricted stock/restricted stock unit awards are granted under the Medtronic, Inc., 2003 Long-Term Incentive Plan. This plan specifically prohibits the sale, assignment and transfer of awards granted under the plan with limited exceptions such as the death of the award recipient. In addition, the Compensation Committee of the Board of Directors may allow an award holder to assign or transfer an award. Medtronic does have outstanding stock option awards granted under prior long-term incentive plans whose terms did allow awards to be transferred, however these plans are no longer available for new grants.

Incentive Compensation Forfeiture.  Medtronic has a comprehensive Incentive Compensation Forfeiture Policy, which is designed to recoup improper payments or gains paid to executive officers. If the Board determines that any executive officer has received an improper payment or gain, which is an incentive payment or grant paid or awarded to the executive officer due to misconduct, the executive officer must return the improper payment or gain to the extent it would not have been paid or awarded had the misconduct had not occurred, including interest on any cash payments. “Misconduct” means any material violation of the Medtronic, Inc. Code of Conduct or other fraudulent or illegal activity for which an executive officer is personally responsible, as determined by the Board. All executive officers are required to agree to this policy in writing.

Tax and Accounting Implications

The Compensation Committee structures all compensation to be compliant with the $1 million deduction limitation of Section 162(m) of the Internal Revenue Code, which limits the amount of remuneration that Medtronic may deduct for our Chief Executive Officer and the three other highest-paid named executive officers, unless the Compensation Committee determines that compliance in a specific situation would not be in the best interests of Medtronic and its shareholders. In addition, the Compensation Committee structures all deferred compensation within the meaning of Section 409A of the Internal Revenue Code such that all named executive officers are not subject to the excise tax under Section 409A.

In light of the adoption by Medtronic of SFAS No. 123(R), Medtronic realigned its equity grant practices from an over reliance on stock options to a more balanced program. Consequently, the Compensation Committee now grants fewer stock options and more performance-based awards in the form of performance-based restricted stock and awards under the LTPP, which focuses our named executive officers not only on the performance of the stock, but also on specific performance measures that are critical to the long-term success of the business.

Medtronic Stock Grant Policy and Practice

All employee stock awards, which include restricted stock grants, restricted stock units and stock options, are approved either by the Compensation Committee of the Board or the internal stock committee (the “ISC”). In order to mitigate the effect on share dilution resulting from grants made under our stock-based compensation programs and to take advantage of favorable market conditions, we periodically repurchase shares of Medtronic stock. The Compensation Committee approves all stock awards to its executive officers as well as all awards which cannot be delegated to the ISC due to the size of the award. The ISC, which includes the Chief Executive Officer and the Senior Vice President, Chief Talent Officer, approves all other stock awards.

It is Medtronic’s policy to make stock and option grants on the first business day of each fiscal quarter for all grants approved by the Compensation Committee or the ISC during the preceding quarter. This policy was effective beginning in fiscal year 2007. Prior to adopting the current policy, stock grants were effective on the date of approval or, in certain cases, on a future effective date that was specifically identified in the resolutions at the time of approval.

The fair market value or exercise price on all Medtronic stock awards is established in the Medtronic, Inc. 2003 Long-Term Incentive Plan as the closing sale price of shares on the New York Stock Exchange on the date of grant. Medtronic has priced stock awards consistent with the plan and no backdating of stock options has occurred.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the section of this proxy statement entitled “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement.

COMPENSATION COMMITTEE:

Richard H. Anderson, Chair
Victor J. Dzau, M.D.	Kendall J. Powell
James T. Lenehan	Jack W. Schuler

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes all compensation for each of the last two fiscal years awarded to, earned by or paid to the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers during fiscal year 2008, and Arthur D. Collins, Jr., who completed his tenure as Chief Executive Officer at the beginning of fiscal year 2008 (collectively, the “named executive officers”). You should refer to the section entitled “Compensation Discussion and Analysis” beginning on page 22 of this proxy statement to understand the elements used in setting the compensation for our named executive officers. A narrative description of the material factors necessary to understand the information in the table is provided below.

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
Name and Principal	Fiscal		Stock	Option	Incentive Plan	Compensation	All Other
Position(1)	Year	Salary(2)	Awards	Awards	Compensation	Earnings	Compensation	Total

Arthur D. Collins, Jr.	2008	$1,092,000	$3,622,613	$1,663,196	$987,656	$202,695	$23,414	$7,591,574
Chairman	2007	1,275,000	2,322,420	5,985,461	1,020,000	849,071	48,678	11,500,630
William A. Hawkins	2008	996,000	1,465,793	1,053,074	971,749	116,260	46,010	4,648,886
President and Chief	2007	775,000	1,726,476	1,261,157	490,963	119,907	38,809	4,412,312
Executive Officer
Gary L. Ellis	2008	600,000	693,968	435,190	424,336	73,011	32,910	2,259,415
Senior Vice President	2007	525,000	462,861	534,401	295,313	167,499	33,184	2,018,258
and Chief Financial Officer
Michael F. DeMane(3)	2008	671,000	1,062,106	629,486	518,232	57,813	304,104	3,242,741
	2007	530,000	1,680,638	878,660	529,470	92,371	812,027	4,523,166
Stephen H. Mahle	2008	620,000	1,054,664	1,191,902	485,376	72,483	33,935	3,458,360
Executive Vice	2007	595,000	880,465	1,645,264	219,793	562,898	33,290	3,936,710
President of Healthcare Policy and Regulatory
Jean-Luc Butel	2008	440,000	869,868	354,619	384,038	37,855	1,060,069	3,146,449
Senior Vice President and President, International

(1)	At the 2007 Annual Meeting, Mr. Collins resigned as Chief Executive Officer of Medtronic, Mr. Hawkins was named President and Chief Executive Officer of Medtronic and Mr. DeMane was named Chief Operating Officer of Medtronic. Mr. Butel was not a named executive officer during 2007.

(2)	At the beginning of fiscal year 2008, Mr. Collins’ base pay in his role as Chief Executive Officer was $1,275,000. Upon stepping down as Chief Executive Officer and assuming the position of Chairman of the Board of Directors, Mr. Collins’ base salary was reduced by 22% to $1,000,000. The fiscal year 2008 salaries for Mr. Hawkins and Mr. DeMane reflect mid-year promotions to Chief Executive Officer and Chief Operation Officer, respectively. Mr. Hawkins received an annual salary increase of 4.0% at the beginning of fiscal year 2008, bringing his salary to $806,000. Upon his promotion to Chief Executive Officer, Mr. Hawkins’ salary was increased to $1,100,000. Mr. DeMane received an annual salary increase of 5.1% at the beginning of fiscal year 2008, bringing his salary to $557,000. Upon his promotion to Chief Operating Officer, Mr. DeMane’s salary was increased to $725,000.

(3)	Mr. DeMane resigned as Senior Vice President and Chief Operating Officer effective April 30, 2008, but is currently a Medtronic employee.

Salary.  The salary column represents the base salary earned by the named executive officer during fiscal year 2008. This column includes any amounts that the officer may have deferred under the Capital Accumulation Plan, which is included in the nonqualified deferred compensation table on page 48 of this proxy statement. Each of the named executive officers also contributed a portion of his salary to the Medtronic, Inc. Savings and Investment Plan.

Stock Awards.  The stock awards column represents the dollar amount of share-based compensation expense recognized in fiscal year 2008 for restricted stock and restricted stock units (including performance-based restricted stock and performance-based restricted stock units) (collectively, the “restricted stock awards”) granted to each of the named executive officers and share-based compensation recognized in fiscal year 2008 relating to the equity-based portions of our LTPP (formerly our Performance Share Plan), which includes long-term incentive compensation for the fiscal year 2006 to fiscal year 2008 and fiscal year 2007 to fiscal year 2009 periods. This column also includes compensation expense recognized in fiscal year 2008 for financial statement reporting purposes in accordance with SFAS No. 123(R) relating to the amendment of a restricted stock agreement originally awarded to Mr. Collins on October 30, 2006. Under the terms of the original award, Mr. Collins was granted 184,805 shares of performance-based restricted stock under our 2003 Long-Term Incentive Plan. The restrictions on the award lapse on the third anniversary of the grant date if Medtronic’s cumulative diluted earnings per share growth of 9% each year over three years is achieved. Mr. Collins’ October 2005 and 2004 grants provide that in the circumstance of death, disability or retirement, the restrictions lapse in their entirety. To clarify its intention that the October 2006 grant was to have been on terms consistent with the terms of the prior grants, in October 2007 the Compensation Committee amended the terms of the October 2006 grant to provide that in the circumstance of death, disability or retirement, the restrictions lapse in their entirety provided the performance goal is also achieved at the end of the three-year period. The expense recognized for restricted stock awards is equal to the grant date fair value, which is equal to the closing stock price on the date of grant and expensed over the vesting period.

Option Awards.  The option awards column represents the dollar amount of share-based compensation expense recognized in fiscal year 2008 for stock option awards granted to each of the named executive officers for financial statement reporting purposes in accordance with SFAS No. 123(R). The following table provides the fair value of options granted to the named executive officers for expense recognized in fiscal years 2007 and/or 2008 and the related assumptions used in the Black-Scholes model:

	Stock Option Grant Date
	October 24,	August 28,	October 23,	October 21,	October 19,	October 30,	October 29,
	2002	2003	2003	2004	2005	2006	2007

Fair value of options granted	$12.27	$11.87	$11.87	$11.99	$16.35	$12.25	$13.80
Assumption used:
Risk free rate(1)	2.73%	3.27%	3.14%	3.28%	4.32%	4.63%	4.11%
Expected volatility(2)	26.3%	23.9%	23.9%	21.8%	25.0%	20.0%	22.96%
Expected life(3)	5.00 yrs	5.00 yrs	5.00 yrs	5.00 yrs	5.17 yrs	5.17 yrs	6.50 yrs
Dividend yield(4)	0.56%	0.59%	0.63%	0.67%	0.70%	0.90%	1.05%

(1)	The risk-free rate is based on the grant date yield of a zero-coupon U.S. Treasury bond whose maturity period equals or approximates the option’s expected term.

(2)	Beginning in the third quarter of fiscal year 2007, the expected volatility is based on a blend of historical volatility and an implied volatility of the Company’s common stock. Implied volatility is based on market traded options of the Company’s common stock. Prior to the third quarter of fiscal year 2007, the Company calculated the expected volatility based exclusively on the historical volatility.

(3)	The Company analyzes historical employee stock option exercise and termination data to estimate the expected life assumption. Beginning in the third quarter of fiscal year 2008, the Company began to calculate the expected life assumption using the midpoint scenario, which combines historical exercise data with hypothetical exercise data, as the Company believes this data currently represents the best estimate of the expected life of a new employee option. Prior to the third quarter of fiscal year 2008, the Company calculated the expected life based solely on historical data.

(4)	The dividend yield rate is calculated by dividing the Company’s annual dividend, based on the most recent quarterly dividend rate, by the closing stock price on the grant date.

Non-Equity Incentive Plan Compensation.  This column reflects the full Medtronic annual incentive plan cash payment earned by the named executive officers during fiscal year 2008 and payable in June 2008 and the cash portion of the 2006-2008 Performance Share Plan payable in June 2008. This column includes any amounts that the officer may have deferred under the Capital Accumulation Plan. These deferrals are not included in the nonqualified deferred compensation table on page 48 of this proxy statement because the payment was made after the end of fiscal year 2008. The table below reflects the compensation received by the named executive officer under each plan.

	Executive Medtronic	2006-2008 Performance
Name	Incentive Plan	Share Plan

Arthur D. Collins, Jr.	$273,623	$714,033
William A. Hawkins	632,295	339,454
Gary L. Ellis	251,145	173,191
Michael F. DeMane	335,926	182,306
Stephen H. Mahle	276,818	208,558
Jean-Luc Butel	241,657	142,381

Change in Pension Value and Nonqualified Deferred Compensation Earnings.  This column includes the estimated aggregate increase in the accrued pension benefit under Medtronic’s defined benefit pension plan. The change in the present value of the accrued value is impacted by variables such as additional years of service, age and the discount rate used to calculate the present value of the change. The Company changed its discount rate in valuing pension liabilities from 6.0% in fiscal year 2007 to 6.75% for the fiscal year 2008 plan year. The higher discount rate used to determine the change in pension value contributed to a significant decrease in the change in pension value from fiscal year 2007 to fiscal year 2008 in comparison with the change in pension value from fiscal year 2006 to fiscal year 2007. Assumptions are described in Note 13 to our consolidated financial statements in our annual report for fiscal year 2008 accompanying this proxy statement.

Also included for fiscal year 2007 is $1,473 in above-market earnings on Mr. Mahle’s deferred compensation earnings.

All Other Compensation.  The all other compensation column includes the following:

			Registrant
			Contributions to
		Perquisites and	Defined
	Fiscal	Other Personal	Contribution	Expatriate
Name	Year	Benefits(1)	Plans(2)	Expenses(3)	Total

Arthur D. Collins, Jr.	2008	$14,504	$8,910	$—	$23,414
	2007	40,098	8,580	—	48,678
William A. Hawkins	2008	37,100	8,910	—	46,010
	2007	30,229	8,580	—	38,809
Gary L. Ellis	2008	24,000	8,910	—	32,910
	2007	24,604	8,580	—	33,184
Michael F. DeMane	2008	24,000	8,910	271,194	304,104
	2007	97	8,580	803,350	812,027
Stephen H. Mahle	2008	25,025	8,910	—	33,935
	2007	24,710	8,580	—	33,290
Jean-Luc Butel	2008	—	8,910	1,051,159	1,060,069

(1)	The aggregate value of perquisites and other personal benefits for Mr. Collins in fiscal year 2008 was $14,504. This amount reflects a business allowance, paid in lieu of perquisites, of $40,000, which was prorated to reflect the time in fiscal year 2008 in which Mr. Collins served as the Chief Executive Officer. The aggregate value of perquisites and other personal benefits for Mr. Hawkins was $37,100, which reflects a business allowance paid in lieu of perquisites as well as a gift received upon his promotion to Chief Executive Officer. The aggregate value of perquisites and other personal benefits for Mr. Ellis and Mr. DeMane was $24,000, which reflects a business allowance paid in lieu of perquisites. The aggregate value of perquisites and other personal benefits for Mr. Mahle was $25,025, which reflects a business allowance paid in lieu of perquisites, as well as reimbursement for an annual physical examination. Amounts for fiscal 2007 were reported in the Company’s 2007 Proxy Statement.

(2)	This amount reflects the contribution by Medtronic to match named executive officer contributions to their Medtronic 401(k) supplemental retirement plan. Medtronic matches employee contributions of up to 6% of eligible compensation. The plan makes a minimum contribution of $.50 and a maximum of $1.50, with any contribution over the minimum determined based on earnings per share performance target levels. The fiscal year 2008 match of $.66 was based on achievement of an adjusted diluted earnings per share of $2.68.

(3)	For fiscal year 2008, of the $271,194 relating to Mr. DeMane’s expatriate assignment in Europe, $44,989 was in the form of home purchase assistance and $51,094 was for shipping expenses related to his repatriation. Additional categories of expatriation expense are a cost of living differential, an automobile allowance, family educational expense, host housing allowance, payments for storage, repatriation expense and miscellaneous assignment-related expenses. All incremental costs were calculated by reference to the actual amount paid by Medtronic for fiscal year 2008. Medtronic paid Mr. DeMane portions of his compensation in Swiss Francs, which was converted based on published market exchange rates as determined on a quarterly basis. For fiscal year 2008, of the $1,051,159 relating to Mr. Butel’s expatriate assignment in Japan, $475,108 was for foreign-income tax payments, $247,648 was in the form of a host housing allowance and $123,444 was in the form of an automobile allowance. Additional categories of expatriation expense are a cost of living differential, payments for home leave and a family allowance, family educational expense, financial planning payments and miscellaneous assignment-related expenses. Amounts for fiscal year 2007 for Mr. DeMane were reported in the Company’s 2007 Proxy Statement. Medtronic pays Mr. Butel portions of his compensation in Japanese Yen, which is converted based on published market exchange rates as determined on a quarterly basis.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes all plan-based award grants to each of the named executive officers during fiscal year 2008. You should refer to the Compensation Discussion and Analysis sections entitled “Annual Performance-Based Incentives” on page 26 and “Long-Term Compensation” beginning on page 28 to understand how plan-based awards are determined. A narrative description of the material factors necessary to understand the information in the table is provided below.

		Estimated Future Payouts
		Under Non-Equity
	Award	Incentive Plan Awards
Name	Type	Threshold	Target	Maximum

Arthur D. Collins, Jr.(1)	MIP	$245,138	$490,277	$1,078,609
	LTPP	—	—	—
William A. Hawkins(2)	MIP	566,471	1,132,943	2,492,474
	LTPP	180,000	900,000	1,620,000
Gary L. Ellis	MIP	225,000	450,000	990,000
	LTPP	110,000	550,000	990,000
Michael F. DeMane(2)	MIP	300,955	601,910	1,324,203
	LTPP	120,000	600,000	1,080,000
Stephen H. Mahle	MIP	248,000	496,000	1,091,200
	LTPP	150,000	750,000	1,350,000
Jean-Luc Butel	MIP	154,000	308,000	683,760
	LTPP	60,000	300,000	540,000

(1)	Reflects pro-rata MIP performance target based on the time in fiscal year 2008 in which Mr. Collins served as the Chief Executive Officer.

(2)	Reflects pro-rata MIP performance target due to mid-year promotion.

				Estimated	All Other	All Other
				Future	Stock	Option	Exercise
				Payouts	Awards:	Awards:	or Base	Grant Date
				Under Equity	Number of	Number of	Price of	Fair Value
				Incentive Plan	Shares of	Securities	Option	of Stock
	Award	Grant	Approve	Awards	Stock or	Underlying	Awards	and Option
Name	Type	Date	Date	Target (#)	Units (#)	Options (#)	($/Sh)	Awards

Arthur D. Collins, Jr.	OPT	—	—	—	—	—	—	—
	PBRSA	—	—	—	—	—	—	—
William A. Hawkins	OPT	10/29/07	10/17/07	—	—	188,403	47.77	2,599,961
	PBRSA	10/29/07	10/17/07	52,335	—	—	—	2,500,043
Gary L. Ellis	OPT	10/29/07	10/17/07	—	—	41,868	47.77	577,778
	PBRSA	10/29/07	10/17/07	11,514	—	—	—	550,024
Michael F. DeMane	OPT	10/29/07	10/17/07	—	—	69,082	47.77	953,332
	PBRSA	10/29/07	10/17/07	18,841	—	—	—	900,035
Stephen H. Mahle	OPT	10/29/07	10/17/07	—	—	56,521	47.77	779,990
	PBRSA	10/29/07	10/17/07	15,701	—	—	—	750,037
Jean-Luc Butel	OPT	10/29/07	10/17/07	—	—	23,028	47.77	317,786
	PBRSA	10/29/07	10/17/07	6,281	—	—	—	300,043
	RSU	04/30/07	04/18/07	—	37,786	—	—	2,000,013

MIP = Annual performance-based plan award granted under the Medtronic, Inc. Executive Incentive Plan
LTPP = Long-term performance plan award granted under the Medtronic, Inc. 2003 Long-Term Incentive Plan
OPT = Nonqualified stock options granted under the Medtronic, Inc. 2003 Long-Term Incentive Plan
PBRSA = Performance-based restricted stock granted under the Medtronic, Inc. 2003 Long-Term Incentive Plan
RSU = Restricted stock units granted under the Medtronic, Inc. 2003 Long-Term Incentive Plan

Estimated Future Payouts Under Non-Equity Incentive Plan Awards.  Amounts in these columns represent future cash payments under the 2007-2009 LTPP and cash payments made in June 2008 under the annual performance-based plan for fiscal year 2008 at threshold, target and maximum performance. The LTPP provides for annual grants that are earned over a three-year period. Upon meeting a minimum performance threshold, awards under the LTPP can range from 20% to 180% of the original grant based on company performance relative to the following metrics: three-year cumulative diluted earnings per share, three-year average annual revenue growth and three-year average after-tax return on net assets. Similarly, the MIP provides for annual grants based upon meeting a minimum performance threshold. Awards under the MIP can range from 50% to 225% of the original determination based on both company performance relative to diluted earnings per share, average annual revenue growth and average after-tax return on net assets in fiscal year 2008. The maximum award under the Plan is $3,000,000.

Estimated Future Payouts Under Equity Incentive Plan Awards.  Amounts in this column represent grants of performance-based restricted stock, all of which have an October 29, 2007 grant date. Performance-based restricted stock grants vest 100% on the third anniversary of the date of grant assuming that Medtronic achieves a minimum three-year cumulative diluted earnings per share threshold.

All Other Stock Awards.  Amounts in the all other stock awards column represents grants of restricted stock or restricted stock units.

All Other Option Awards/Exercise or Base Price of Option Awards.  The exercise or base price of all option awards is the closing market price of Medtronic common stock on the date of grant. Option awards vest 25% on each anniversary of the date of grant over a four year period.

Grant Date Fair Value of Stock and Option Awards.  This column represents the grant date fair value of each equity award granted in fiscal year 2008 computed in accordance with SFAS No. 123(R). For a discussion of the assumptions used in calculating the amount recognized for stock options granted on October 29, 2007, see page 38 of this Proxy Statement. The expense recognized for restricted stock awards is equal to the grant date fair value, which is equal to the closing stock price on the date of grant and is expensed over the vesting period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The table below reflects all outstanding equity awards made to each of the named executive officers that are outstanding at the end of fiscal year 2008. The market or payout value of unearned shares, units or other rights that have not vested equals $49.42, which was the closing price of Medtronic’s common stock on the New York Stock Exchange on April 25, 2008, and for performance-based restricted stock and for Performance Share Plan awards presumes that the target performance goals are met.

						Stock Awards
									Equity Incentive
									Plan Awards:
	Option Awards								Unearned Shares,
		Number of							Units or Other
		Securities							Rights That Have
		Underlying							Not Vested
		Unexercised		Option			Shares or Units of Stock That Have Not Vested			Market
		Options (#)		Exercise	Option			Market		or Payout
	Option	Exer-	Unexer-	Price	Expiration	Grant	Number	Value	Number	Value
Name	Grant Date	cisable	cisable	($)	Date	Date	(#)	($)	(#)	($)

Arthur D. Collins, Jr.	10/28/1998	70,520		31.91	10/28/2008	10/23/2003	43,469	2,148,238
	04/28/1999	10,656		37.59	04/28/2009	10/21/2004	40,000	1,976,800
	05/01/1999	99,204		35.97	05/01/2009	10/19/2005	35,249	1,742,006
	10/27/1999	120,755		33.13	10/27/2009	10/30/2006			51,335	2,536,976
	04/30/2000	100,658		51.94	04/30/2010
	10/26/2000	116,223		51.63	10/26/2010
	04/27/2001	61,589		44.25	04/27/2011
	10/25/2001	298,851		43.50	10/25/2011
	04/26/2002	27,821		43.81	04/26/2012
	10/24/2002	289,726		44.87	10/24/2012
	04/25/2003	34,098		48.08	04/25/2013
	10/23/2003	282,548		46.01	10/23/2013
	04/30/2004	42,927		50.46	04/30/2014
	10/21/2004	195,000	65,000	50.00	10/21/2014
	10/19/2005	114,558	114,558	56.74	10/19/2015
	10/30/2006	16,201	138,604	48.70	10/30/2016
William A. Hawkins	01/07/2002	82,305		48.60	01/07/2012	05/15/2006	40,775	2,015,101
	01/07/2002	36,214		48.60	01/07/2012	10/30/2006			18,481	913,331
	10/24/2002	49,031		44.87	10/24/2012	10/29/2007			52,335	2,586,396
	10/23/2003	65,204		46.01	10/23/2013
	10/21/2004	75,000	25,000	50.00	10/21/2014
	04/29/2005	7,591		52.70	04/29/2015
	04/29/2005	5,462		52.70	04/29/2015
	10/19/2005	37,892	37,893	56.74	10/19/2015
	10/30/2006	16,940	50,822	48.70	10/30/2016
	10/29/2007		188,403	47.77	10/29/2017
Gary L. Ellis	10/28/1998	12,538		31.91	10/28/2008	6/24/2005	9,485	468,749
	4/28/1999	2,618		37.59	4/28/2009	7/31/2006	19,795	978,269
	5/1/1999	13,328		35.97	5/1/2009	10/30/2006			11,294	558,149
	10/27/1999	19,623		33.13	10/27/2009	10/29/2007			11,514	569,022
	4/30/2000	23,590		51.94	4/30/2010
	10/26/2000	17,434		51.63	10/26/2010
	4/27/2001	15,579		44.25	4/27/2011
	10/25/2001	32,184		43.50	10/25/2011
	4/26/2002	5,257		43.81	4/26/2012
	10/24/2002	33,430		44.87	10/24/2012
	4/25/2003	7,189		48.08	4/25/2013
	10/23/2003	32,602		46.01	10/23/2013
	4/30/2004	4,246		50.46	4/30/2014
	10/21/2004	22,500	7,500	50.00	10/21/2014

						Stock Awards
									Equity Incentive
									Plan Awards:
	Option Awards								Unearned Shares,
		Number of							Units or Other
		Securities							Rights That Have
		Underlying							Not Vested
		Unexercised		Option			Shares or Units of Stock That Have Not Vested			Market
		Options (#)		Exercise	Option			Market		or Payout
	Option	Exer-	Unexer-	Price	Expiration	Grant	Number	Value	Number	Value
Name	Grant Date	cisable	cisable	($)	Date	Date	(#)	($)	(#)	($)

	10/19/2005	18,505	18,506	56.74	10/19/2015
	10/30/2006	10,267	30,801	48.70	10/30/2016
	10/29/2007		41,868	47.77	10/29/2017
Michael F. DeMane	03/17/2000	5,694		52.69	03/17/2010	05/15/2006	40,775	2,015,101
	08/09/2000	8,889		56.25	08/09/2010	10/30/2006			12,321	608,904
	10/26/2000	19,371		51.63	10/26/2010	10/29/2007			18,841	931,122
	10/25/2001	32,184		43.50	10/25/2011
	10/24/2002	49,031		44.87	10/24/2012
	10/23/2003	65,204		46.01	10/23/2013
	10/21/2004	45,000	15,000	50.00	10/21/2014
	10/19/2005	23,793	23,793	56.74	10/19/2015
	10/30/2006	11,293	33,882	48.70	10/30/2016
	10/29/2007		69,082	47.77	10/29/2017
Stephen H. Mahle	05/01/1998	3,774		26.50	05/01/2008	10/30/2006			15,401	761,117
	05/01/1998	31,062		26.50	05/01/2008	10/29/2007			15,701	775,943
	10/28/1998	20,374		31.91	10/28/2008
	04/28/1999	4,496		37.59	04/28/2009
	05/01/1999	39,826		35.97	05/01/2009
	10/27/1999	51,321		33.13	10/27/2009
	04/30/2000	34,581		51.94	04/30/2010
	10/26/2000	48,427		51.63	10/26/2010
	04/27/2001	27,226		44.25	04/27/2011
	06/28/2001	31,381		47.80	06/28/2011
	10/25/2001	80,460		43.50	10/25/2011
	04/26/2002	10,841		43.81	04/26/2012
	10/24/2002	78,004		44.87	10/24/2012
	04/25/2003	14,054		48.08	04/25/2013
	10/23/2003	76,071		46.01	10/23/2013
	04/30/2004	8,144		50.46	04/30/2014
	10/21/2004	52,500	17,500	50.00	10/21/2014
	10/19/2005	26,436	26,437	56.74	10/19/2015
	10/30/2006	13,860	41,582	48.70	10/30/2016
	10/29/2007		56,521	47.77	10/29/2017
Jean-Luc Butel	8/28/2003	40,445		49.45	8/28/2003	8/28/2003	15,167	749,553
	10/23/2003	26,082		46.01	10/23/2013	10/30/2006			6,161	304,477
	4/30/2004	3,964		50.46	4/30/2014	4/30/2007			37,786	1,867,384
	10/21/2004	19,500	6,500	50.00	10/21/2014	10/29/2007			6,281	310,407
	4/29/2005	4,555		52.70	4/29/2015
	10/19/2005	16,743	16,744	56.74	10/19/2015
	10/30/2006	5,647	16,941	48.70	10/30/2016
	10/29/2007		23,028	47.77	10/29/2017

The table below shows the vesting schedule for all unexercisable options. All options vest on the anniversary of the grant date in the year indicated.

		Vesting Schedule for Unexercisable Options
Name	Grant Date	2008	2009	2010	2011

Arthur D. Collins, Jr.	10/21/2004	65,000
	10/19/2005	57,279	57,279
	10/30/2006	46,201	46,201	46,202
William A. Hawkins	10/21/2004	25,000
	10/19/2005	18,946	18,947
	10/30/2006	16,941	16,940	16,941
	10/29/2007	47,100	47,101	47,101	47,101
Gary L. Ellis	10/21/2004	7,500
	10/19/2005	9,253	9,253
	10/30/2006	10,267	10,267	10,267
	10/29/2007	10,467	10,467	10,467	10,467
Michael F. DeMane	10/21/2004	15,000
	10/19/2005	11,896	11,897
	10/30/2006	11,294	11,294	11,294
	10/29/2007	17,270	17,271	17,270	17,271
Stephen H. Mahle	10/21/2004	17,500
	10/19/2005	13,218	13,219
	10/30/2006	13,861	13,860	13,861
	10/29/2007	14,130	14,130	14,130	14,131
Jean-Luc Butel	10/21/2004	6,500
	10/19/2005	8,372	8,372
	10/30/2006	5,647	5,647	5,647
	10/29/2007	5,757	5,757	5,757	5,757

The amounts shown in the column entitled “Shares or Units of Stock That Have Not Vested” of the Outstanding Equity Awards at Fiscal Year-End table are restricted stock and restricted stock units that have not yet vested. The table below shows the vesting schedules for all outstanding restricted stock and restricted stock unit grants.

		Vesting Schedule for Unvested
		Restricted Stock and RSUs
Name	Grant Date	2008	2009	2010	2011	2012

Arthur D. Collins, Jr. (1)	10/23/2003	43,469
	10/21/2004		40,000
	10/19/2005			35,249
	10/30/2006		51,335
William A. Hawkins	05/15/2006		40,775
	10/30/2006		18,481
	10/29/2007			52,335
Gary L. Ellis	06/24/2005		9,485
	07/31/2006			19,795
	10/30/2006		11,294
	10/29/2007			11,514
Michael F. DeMane	05/15/2006		40,775
	10/30/2006		12,321
	10/29/2007			18,841
Stephen H. Mahle	10/30/2006		15,401
	10/29/2007			15,701
Jean-Luc Butel	08/28/2003	15,167
	10/30/2006		6,161
	04/30/2007			18,893		18,893
	10/29/2007			6,281

(1)	Mr. Collins’ 2003, 2004, 2005 and 2006 grants vest immediately in the event of death, disability or retirement.

The amounts shown in the column entitled “Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested” of the Outstanding Equity Awards at Fiscal Year End table that correspond to an October 30, 2006 and October 29, 2007 grant date reflect performance-based restricted stock awards that vest on the third anniversary of the date of grant. The amount that corresponds to an April 30, 2007 grant date reflects a time based restricted stock unit award that vests 50% on the third anniversary and 50% on the fifth anniversary of the grant date.

Messrs. Collins, Hawkins, DeMane and Mahle also own 355,037, 83,065, 61,249 and 62,941 restricted/deferred stock units, respectively, that are fully vested and will be distributed following their retirement.

OPTION EXERCISES AND STOCK VESTED

The table below includes information related to options exercised by each of the named executive officers and their restricted stock awards that have vested during fiscal year 2008. The table also includes the value realized for such options and restricted stock awards. For options, the value realized on exercise is equal to the difference between the market price of the underlying shares at exercise and the exercise price of the options. For stock awards, the value realized on vesting is equal to the market price of the underlying shares at vesting.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)(1)	($)

Arthur D. Collins, Jr.	599,756	$17,968,411	58,033	$2,826,079
William A. Hawkins	—	—	36,917	1,954,402
Gary L. Ellis	23,082	594,536	3,359	166,225
Michael F. DeMane	—	—	64,204	3,224,764
Stephen H. Mahle	31,596	995,143	34,379	1,828,805
Jean-Luc Butel	—	—	2,762	136,682

(1)	Includes shares received pursuant to the Performance Share Plan for the fiscal year 2006 to fiscal year 2008 grant cycle by each named executive officer in June of 2008.

PENSION BENEFITS

The table below includes information with respect to Medtronic’s pension plan for each of the named executive officers as of January 31, 2008, which is the measurement date used for financial statement reporting purposes. A narrative description of the material factors necessary to understand the information in the table is provided below.

				Payments
			Present Value of	During
		Number of Years	Accumulated	Last Fiscal
Name	Plan Name	Credited Service	Benefit($)	Year($)

Arthur D. Collins, Jr.	Medtronic, Inc. Retirement Plan	15.7	$420,719	$—
	Medtronic, Inc. SERP		3,373,544	—
William A. Hawkins	Medtronic, Inc. Retirement Plan	6.0	68,582	—
	Medtronic, Inc. SERP		396,174	—
Gary L. Ellis	Medtronic, Inc. Retirement Plan	18.2	199,928	—
	Medtronic, Inc. SERP		445,371	—
Michael F. DeMane	Medtronic, Inc. Retirement Plan	8.8	85,881	—
	Medtronic, Inc. SERP		343,297	—
Stephen H. Mahle	Medtronic, Inc. Retirement Plan	35.5	1,256,723	—
	Medtronic, Inc. SERP		1,919,428	—
Jean-Luc Butel	Medtronic, Inc. Retirement Plan	4.4	48,804	—
	Medtronic, Inc. SERP		93,961	—

The Medtronic, Inc. Retirement Plan (the “Plan”) is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers all eligible employees employed with the Company prior to April 30, 2005, including the named executive officers. Effective May 1, 2005 the Company froze the Plan to new entrants and provided all eligible employees the option of continuing to accrue retirement benefits under the Plan or participate in one of two new options being offered. All named executive officers elected to continue participation in the Plan. Benefits under the Plan are based upon the employee’s years of credited service and the average of the employee’s highest five consecutive years of covered compensation during the employee’s career while covered under the Plan. Employees have the option of providing for a survivorship benefit upon the employee’s death by making the appropriate election at the time of retirement. Covered compensation includes base salary, formula bonus and incentive plan payments, sales commissions, salary reduction contributions (such as a cafeteria plan or medical plan), salary continuation payments for short-term disability, but excludes compensation paid under the Company’s LTPP or the Performance Share Plan. In addition, the IRS limits the amount of Covered Compensation that can be used in the benefit calculation. For the Plan year ended April 30, 2008, that limit is $225,000. Normal retirement age under the plan is age 65. Eligible employees may retire upon reaching age 55 with at least ten years of service or upon reaching age 62 without regard to years of service. Mr. Collins and Mr. Mahle were eligible for early retirement at the end of fiscal year 2008. Any retirement prior to normal retirement age is considered “early retirement.”

Benefits under the Plan are calculated as a monthly annuity by taking 40% of the final average covered compensation less a social security allowance (which varies by individual based upon year of birth) and multiplying this result by years of credited service under the Plan. That result is then divided by 30 to yield the benefit at normal retirement age, with an early retirement factor applied to calculate the early retirement benefit.

The Plan currently limits pensions paid under the Plan to an annual maximum of $175,000, payable at age 65 in accordance with IRS requirements. The Company also has an unfunded Supplemental Executive Retirement Plan (the “SERP”) that provides out of the general assets of the Company an amount substantially equal to the difference between the amount that would have been payable to the executive under the Plan in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits and the amount actually payable under the Plan. Compensation used in the calculation of the SERP benefit includes eligible compensation in excess of the IRS limitation and amounts deferred to the Capital Accumulation Plan. Upon retirement or termination of employment the amount of retirement benefits earned under the SERP are calculated and if the lump sum value is less than $100,000, it is paid out as a lump sum six months after retirement or termination. If the lump sum value exceeds $100,000, the value is paid out over a 15 year period in the form of a monthly annuity commencing six months after retirement or termination. In the event of the employee’s death prior to the completion of the 15 year payment cycle, any remaining benefits from the SERP are payable per the beneficiary designation on record. If a beneficiary is not named the benefit is payable to the employee’s surviving spouse, if there is no surviving spouse, to the children or if no survivors, the estate.

NONQUALIFIED DEFERRED COMPENSATION

The table below includes information with respect to the deferral of compensation on a basis that is not tax-qualified for each of the named executive officers for fiscal year 2008. A narrative description of the material factors necessary to understand the information in the table is provided below.

	Executive	Aggregate	Aggregate
	Contributions	Earnings	Balance
	in Last FY	in Last FY	at Last FYE
Name	($)	($)	($)

Arthur D. Collins, Jr.	$2,336,876	$(685,591)	$27,958,474
William A. Hawkins	1,898,922	(329,924)	4,387,628
Gary L. Ellis	—	(4,248)	57,843
Michael F. DeMane	3,645,230	(813)	4,119,102
Stephen H. Mahle	1,676,470	(190,063)	4,543,448
Jean-Luc Butel	—	(367)	4,994

Executive Contributions in Last Fiscal Year.  This column includes the following amounts that were reported in the Summary Compensation Table for the most recent fiscal year as shown on page 37 of this proxy statement: Mr. Collins — base salary in the amount of $173,077; Mr. Hawkins — base salary in the amount of $61,538; Mr. DeMane — base salary in the amount of $51,539; Mr. Ellis and Mr. Butel did not defer income in fiscal year 2008. Fiscal year 2008 annual incentive deferral amounts of $269,656, $200,000 and $331,055 for Mr. Collins, Mr. Hawkins and Mr. DeMane, respectively, were made in June 2008 (which is in fiscal year 2009) and are not reflected in this column. 2006-2008 Performance Share Plan cash based award deferral amounts of $703,679 and $179,663 for Mr. Collins and Mr. DeMane, respectively, were made in June 2008 (which is in fiscal year 2009) and are not reflected in this column.

The Capital Accumulation Plan allows U.S. executives of Medtronic to defer:

•	Up to 50% of their base salary;

•	Up to 100% of their annual incentive plan payments; and

•	Up to 100% of their cash long-term incentive plan payments.

The deferral amounts are subject to a minimum floor of $10,000. Medtronic does not make any contributions to the deferral plan — the aggregate balances shown above represent amounts that the named executive officers earned but elected to defer, plus earnings (or losses).

Aggregate Earnings in Last Fiscal Year.  Participants receive credits of gains or losses daily based on funds that are indexed to 11 investment alternatives, which are all also available under the Medtronic supplemental retirement plan 401(k). Investment returns for these investment alternatives are shown below:

Return on Funds
April 27,
2007 to April 25,
2008

Medtronic Stock	(6.70)%
Medtronic Interest Income	4.68
Wellington Fund Inv	1.67
Explorer Fund Investor	(10.20)
Morgan Growth(1)	(0.98)
500 Index Fund Inv	(4.75)
PRIMECAP Fund Investor	3.84
Windsor II Fund Inv	(9.99)
U.S. Growth Fund Investor(1)	(2.40)
International Growth Inv	2.62
Total Bond Mkt Index Inv	6.20
Extended Mkt Index Inv	(7.65)

(1)	On November 12, 2007, the Vanguard Morgan Growth Fund was added to the investment alternatives. The Vanguard Morgan Growth Fund is a replacement for the U.S. Growth Fund Investor which was eliminated from the plan effective February 1, 2008. The above fund returns reflect performance of these funds over the full fiscal year.

Participants in the deferred compensation plan prior to amendments may also have all or a portion of their balances earning interest based on the 10-year average of the 10-year T-note rate (or, in certain situations, up to 120% of that rate for funds originally invested in the Plan). For calendar year 2007, the 10-year T-note interest rate was 5.12%, and for calendar year 2008, the 10-year T-note interest rate is 5.12%.

When participants elect to defer amounts, they also select when the amounts will ultimately be distributed. Distributions may be made on a certain date (as long as that date is at least five years beyond the period of deferral) or at retirement, or for specified employees under Section 409A of the Internal Revenue Code, six months after the date of retirement (in the form of a lump sum distribution or installments over five, 10 or 15 years). All distributions are made in cash, and there are limited opportunities to change the distribution elections. These include a hardship withdrawal and a “redeferral” election that must be made at least 12 months prior to a scheduled payment (and only if the redeferral is for at least an additional five years).

Medtronic previously sponsored a non-qualified employee stock ownership plan (“ESOP”) to restore certain qualified employee benefits that could not be allocated due to IRS limitations. The ESOP expired in May 2005, and no additional contributions were made by Medtronic into the ESOP after that time.

The ESOP vests 20% per year of service. When an employee retires under Medtronic’s retirement eligibility rules, the account is 100% vested. Dividends are credited to the ESOP account each year and the account balance is distributed in a lump sum of shares of Medtronic stock in the fiscal year following termination or retirement. Active employees cannot take distributions from the account.

Aggregate Balance at Last Fiscal Year-End.  The amounts in this column include 355,037 shares of restricted stock units and 12,120 shares under the ESOP for Mr. Collins, 83,065 shares of restricted stock units and 803 shares under the ESOP for Mr. Hawkins, 1,170 shares under the ESOP for Mr. Ellis, 61,429 shares of restricted stock units and 1,550 shares under the ESOP for Mr. DeMane and 62,941 shares of restricted stock units and 4,408 shares under the ESOP for Mr. Mahle and 101 shares under the ESOP for Mr. Butel, all of which have previously been deferred. This column includes the following amounts, which were reported in the Summary Compensation Table for the most recent fiscal year or prior years: $14,692,473 for Mr. Collins, $4,261,612 for Mr. Hawkins, $3,893,027 for Mr. DeMane, and $3,150,033 for Mr. Mahle.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Named executive officers are not entitled to any benefits upon death, disability, early retirement, normal retirement or termination for cause other than those benefits that are offered to all employees. Named executive officers are not entitled to any additional benefits upon termination not for cause except under circumstances of change of control as described below.

Medtronic’s executive officers, including the named executive officers, have change of control agreements (the “Agreements”) with Medtronic. The Agreements operate only upon the occurrence of a “change of control” as described below. Absent a “change of control,” the Agreements do not require Medtronic to retain the executives or to pay them any specified level of compensation or benefits.

Each Agreement provides that for three years after a “change of control” there will be no adverse change in the executive’s salary, bonus, opportunity, benefits or location of employment. If during this three-year period the executive’s employment is terminated by Medtronic other than for cause, or if the executive terminates his employment for good reason (as defined in the Agreements, and including compensation reductions, demotions, relocation and excess travel), the executive is entitled to receive payment of accrued salary and annual and long-term incentives through the date of termination as well as accrued vacation pay, accrued pension benefits and any outstanding deferred compensation, and, except in the event of death or disability, a lump sum severance payment equal to three times the sum of his or her base salary and annual bonus. The executive is also entitled to the continuation of certain insurance and other welfare and retirement plan benefits for a period of time not exceeding three years. Further, if the executive is required to pay any federal excise tax on the payments associated with the change of control, an additional payment (“gross-up”) is required in an amount such that after the payment of all taxes, income and excise, the executive will be in the same after-tax position as if no such excise tax had been imposed. However, payments will be reduced (and no gross-up will be necessary) to the extent that the total value of payments and benefits to which the executive is entitled is equal to or less than 110% of the “safe harbor” amount under the excise tax rules. To the extent payments exceed 110% of the safe harbor, the gross-up will be paid.

Generally, and subject to certain exceptions, a “change of control” is deemed to have occurred if: (a) a majority of Medtronic’s Board of Directors becomes comprised of persons other than persons for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships; (b) another party becomes the beneficial owner of at least 30% of Medtronic’s outstanding voting stock; or (c) Medtronic merges or consolidates with another party (other than certain limited types of mergers), or exchanges shares of voting stock of Medtronic for shares of another corporation pursuant to a statutory exchange, sells or otherwise disposes of all or substantially all of Medtronic’s assets, or is liquidated or dissolved.

In addition, similar events also constitute a “change of control” under certain of Medtronic’s compensation plans. If a “change of control” of Medtronic occurs, awards under Medtronic’s annual incentive plans will accelerate and, subject to certain limitations set forth in the plan, each participant will be entitled to a final award based on certain assumptions as to target performance and salary. Medtronic’s long-term incentive plans and related agreements provide that in the event of a “change of control” of Medtronic, all stock options will become immediately exercisable in full, all restrictions under outstanding restricted stock or units will immediately lapse, and performance share awards will immediately vest and pay out in a pro rata amount based on the portion of the performance period elapsed prior to the “change of control” and, based on certain assumptions as to the anticipated performance, which would have been achieved during the remainder of the performance period.

If a “change of control” occurs during a plan year, subject to certain limitations, Medtronic’s matching contribution to the 401(k) supplemental retirement plan shall equal the greater of Medtronic’s target percentage matching contribution (currently 75% of the first 6% of a participant’s contribution in fiscal year 2007), or if the “change of control” occurs after the first quarter of a plan year, the percentage contribution

Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the “change of control” and disregarding the effects of the “change of control.”

The table below reflects additional estimated payments for our named executive officers as a result of Agreements existing, and assuming the change of control occurred, on April 25, 2008.

			Performance
			Shares/
			Long-Term	Accelerated		Present		Estimated
		Excess	Performance	Vesting	Restricted	Value of		Tax
	Severance	Annual	Plan	of Stock	Stock Unit	Increased		Gross-
	Amount	Incentive	Payouts	Options	Vesting	Pension	Other	Up(8)	Total
Name	($)(1)	Award(2)	($)(3)	($)(4)	($)(5)	Benefits(6)	($)(7)	($)	($)

Arthur D. Collins, Jr.	$7,142,788	$1,107,306	$613,833	$99,795	$8,579,312	$1,933,532	$90,734	$—	$19,567,300
William A. Hawkins	5,196,886	—	1,387,080	347,457	5,553,128	493,272	97,945	4,726,118	17,801,885
Gary L. Ellis	2,667,023	37,863	847,660	91,259	2,602,902	340,988	64,452	2,082,274	8,734,421
Michael F. DeMane(9)	3,574,796	130,672	924,720	138,380	3,602,224	—	86,985	—	8,457,778
Stephen H. Mahle	2,861,539	57,029	586,450	123,199	1,537,061	790,842	58,592	—	6,014,711
Jean-Luc Butel	2,271,682	75,571	462,360	50,194	3,251,144	403,312	97,478	1,695,163	8,306,903

(1)	This amount is three times the sum of (1) the executive’s base salary at the time of termination and (2) the greater of the 2008 fiscal year’s annual bonus or the average of the annual bonuses for the three most recently completed fiscal years.

(2)	This amount represents the difference between the three-year average bonus and the fiscal year 2008 annual bonus in circumstances in which the three-year average bonus is greater than the fiscal year 2008 annual bonus.

(3)	This amount represents the unvested projected payments of the 2007-2009 Long-Term Performance Plan and the unvested projected payments of the 2008-2010 Long-Term Performance Plan.

(4)	This amount represents the market gain (or intrinsic value) of unvested options as of April 25, 2008 at the closing price on that date of $49.42.

(5)	This amount represents the value of unvested restricted stock as of April 25, 2008 at the closing price on that date of $49.42.

(6)	This amount reflects the estimated present value of additional pension benefits due to the named executive officer upon a change of control assuming an additional 3-years of age and service. The change in control agreement to which Mr. DeMane was a party does not provide for the payment of pension benefits upon a change of control.

(7)	This amount represents the estimated value of the continuation of company contributions to the Medtronic, Inc. Savings and Investment Plan, health and miscellaneous welfare benefits.

(8)	This amount represents the estimated 280(g) tax gross-up payment.

(9)	Michael DeMane resigned as Chief Operating Officer of Medtronic on April 30, 2008, and entered into an agreement with Medtronic to address the terms of his continued employment with Medtronic.

The agreement provides that Mr. DeMane will remain an employee until May 31, 2009 or, if earlier, the date of an event of default under the agreement. During the term of his employment he will continue to receive his current salary and will be eligible to participate in the broad-based benefit plans, programs and arrangements generally available to Medtronic U.S. employees, including participating in Medtronic’s incentive plan for fiscal year 2009. If Mr. DeMane remains an employee until May 31, 2009, then Medtronic will pay him lump sum separation amounts of $362,500 and $688,750, representing six months salary and his bonus for fiscal year 2009, respectively. Mr. DeMane also will be entitled to tax equalization amounts for income that he earned as an employee of Medtronic that is subject to non-US taxes, consistent with Medtronic’s tax equalization policy. The agreement contains confidentiality, non-compete and non-solicitation provisions.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Medtronic’s common stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans in effect as of April 25, 2008, including the Medtronic, Inc. 2003 Long-Term Incentive Plan, the 2005 Employees Stock Purchase Plan, the Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan and the 1998 Outside Director Stock Compensation Plan.

	(a)(1)		(c)(1)
	Number of securities	(b)	Number of securities remaining
	to be issued	Weighted average	available for future issuance
	upon exercise	exercise price	under equity compensation
	of outstanding options,	of outstanding options,	plans (excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))

Equity compensation plans approved by security holders(2)	90,939,756	$46.89	18,882,207
Equity compensation plans not approved by security holders(3)	3,828,094(4)	$25.93	3,034,575

(1)	Column (a) includes 1,955,827 shares representing deferred awards, performance awards and restricted stock units in approved plans and 368,219 restricted stock units in unapproved plans. These shares increase the number of shares in column (a) and decrease the number of shares in column (c). Column (c) includes 5,074,963 shares available for issuance as of April 25, 2008 under the 2005 Employees Stock Purchase Plan.

(2)	Awards under the 2003 Long Term Incentive Plan may consist of stock options, stock appreciation rights, restricted stock, other stock-based awards and cash-based awards, except that no more than 50% (approximately 30,000,000 shares) of all shares may be granted in the aggregate pursuant to restricted stock or other stock-based awards payable in shares. In addition, no more than 5% of the shares shall be granted pursuant to restricted stock awards if such award shall vest in full prior to three years from the award date or if a condition to such vesting is based, in whole or in part, upon performance of the shares or any aspect of Medtronic’s operations and such vesting could occur over a period of less than one year from the award date.

(3)	On November 2, 2007, Medtronic consummated the acquisition of Kyphon Inc. (“Kyphon”) and it became our wholly owned subsidiary. Kyphon was a public company and issued options under its Kyphon Inc. 2002 Stock Plan. The Kyphon Inc. 2002 Stock Plan was adopted by Medtronic’s Board of Directors on December 13, 2007 and was renamed the Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan (the “Kyphon Plan”). We did not seek shareholder approval of the Kyphon Plan because Kyphon’s stockholders had previously approved the plan. In connection with the acquisition, all unvested options to purchase shares of Kyphon’s common stock were converted into the right to receive an aggregate of 3,485,663 shares of Medtronic’s common stock with a weighted average exercise price of $27.73 per share and all unvested Kyphon restricted stock units were converted into an aggregate of 401,566 Medtronic restricted stock units. Options granted prior to the merger for new hires are generally exercisable 25% in the first year and monthly for the next three years and have a term of ten years. Options granted other than for new hires prior to the merger are generally exercisable monthly for 48 months and have a term of ten years. Options granted post merger are generally exercisable in three or four equal installments and have a term of ten years.

(4)	The table includes information regarding options, warrants or rights assumed in connection with acquisitions completed prior to April 25, 2008. In connection with such acquisitions, Medtronic has assumed options, warrants and rights to purchase securities of the acquired company that were outstanding at the time of the acquisition, and has treated these as options, warrants and rights to acquire Medtronic common stock based upon conversion ratios negotiated in each acquisition. As of April 25, 2008, 3,783,075 shares of Medtronic common stock were issuable upon the exercise of options, warrants and rights assumed in connection with acquisitions and the weighted average exercise price of such options, warrants and rights was $25.95 per share. No additional options, warrants or rights may be granted under the plans that govern options, warrants or rights assumed in connection with acquisitions except under the Kyphon Plan.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board of Directors in its oversight of the integrity of Medtronic’s financial reporting. In particular, the Audit Committee reviews the independence, qualifications and performance of Medtronic’s independent registered public accounting firm and the performance of its internal auditors. The Audit Committee also has responsibility for Medtronic’s compliance with legal and regulatory requirements. As of the date of this report, the Audit Committee consisted of the five members listed below, each of whom is an independent director in accordance with SEC and New York Stock Exchange requirements and each of whom meets additional independence standards applicable to audit committee members. Denise M. O’Leary, David L. Calhoun, Shirley Ann Jackson, Ph.D., Robert C. Pozen and Jean-Pierre Rosso each qualify as an “audit committee financial expert” within the meaning of that term as defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

Medtronic’s management is responsible for preparing Medtronic’s financial statements and the overall reporting process, including Medtronic’s system of internal controls. The Audit Committee is directly responsible for the compensation, appointment and oversight of Medtronic’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), that reports directly to the Audit Committee. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles in the United States (“U.S. GAAP”) and auditing management’s internal controls over financial reporting. The Audit Committee also meets privately in separate executive sessions periodically with management, internal audit and representatives from Medtronic’s independent registered public accounting firm.

In this context, the Audit Committee has held discussions with management and PricewaterhouseCoopers. Management represented to the Audit Committee that Medtronic’s consolidated financial statements were prepared in accordance with U.S. GAAP, and the Audit Committee has reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers.

PricewaterhouseCoopers has advised the Audit Committee that, in its opinion, the consolidated balance sheets and the related consolidated statements of earnings, shareholders’ equity and cash flows that accompany Medtronic’s 2008 Annual Report present fairly, in all material respects, the financial position of Medtronic and its subsidiaries at April 25, 2008 and April 27, 2007, and the results of Medtronic’s operations and cash flows for each of the three fiscal years in the period ended April 25, 2008 in conformity with U.S. GAAP.

The Audit Committee also has discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended, and requested any other relevant input from PricewaterhouseCoopers. PricewaterhouseCoopers provided to the Audit Committee the written disclosures and letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with PricewaterhouseCoopers their independence.

Based on the considerations above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in Medtronic’s Annual Report on Form 10-K for fiscal year 2008 for filing with the Securities and Exchange Commission. The Audit Committee has selected PricewaterhouseCoopers as Medtronic’s independent registered public accounting firm for fiscal year 2009. Audit and any permitted non-audit services provided to Medtronic by PricewaterhouseCoopers are pre-approved by the Audit Committee.

AUDIT COMMITTEE:

Denise M. O’Leary, Chair	Robert C. Pozen
David L. Calhoun	Jean-Pierre Rosso
Shirley Ann Jackson, Ph.D.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of Medtronic’s annual financial statements for the fiscal years ended April 27, 2007 and April 25, 2008, and fees billed for other services rendered by PricewaterhouseCoopers.

	2007	2008

Audit Fees(1)	$5,650,000	$7,097,000
Audit-Related Fees(2)	241,000	80,000
Tax Fees(3)	252,000	270,000
All Other Fees(4)	39,000	36,000

(1)	Audit services consisted principally of assistance with Medtronic’s domestic and international audits, statutory audits and Sarbanes-Oxley 404 certification. The increase in Audit Fees in fiscal year 2008 resulted primarily by the acquisition of Kyphon and a negative foreign exchange impact.

(2)	Audit-related services consisted principally of assistance with matters related to audits of employee benefits plans and corporate development.

(3)	The fiscal years 2007 and 2008 tax advisory services were provided principally for assistance with transfer pricing and tax compliance.

(4)	In fiscal years 2007 and 2008, other services included subscriptions to audit-related software and industry benchmark studies.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers, certified public accountants and independent registered public accounting firm, as Medtronic’s independent registered public accounting firm for the fiscal year ending April 24, 2009. As required by the Audit Committee Charter, the Board of Directors is submitting the selection of PricewaterhouseCoopers for shareholders’ ratification at the Annual Meeting. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.

Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT.

PROPOSAL 3 — APPROVAL OF THE MEDTRONIC, INC.
2008 STOCK AWARD AND INCENTIVE PLAN

We have adopted a new omnibus incentive compensation plan called the Medtronic, Inc. 2008 Stock Award and Incentive Plan. In this proposal, we are asking our shareholders to approve the Stock Award and Incentive Plan. If this plan is approved, no further equity awards will be granted pursuant to the Amended and Restated 1994 Stock Award Plan, the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan, the Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan, and the Medtronic, Inc. 2003 Long-Term Incentive Plan. Assuming this plan is approved, equity awards made on and after the approval will be made under the Stock Award and Incentive Plan. In addition, if approved, the Stock Award and Incentive Plan will, following the current fiscal year, replace the Medtronic, Inc. Executive Incentive Plan as the plan governing annual bonus awards to our executive officers.

One purpose of this request is to enable us to grant awards under the plan that are not subject to the limits on deductibility imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally does not allow a publicly held company to obtain tax deductions for compensation of more than $1 million paid in any year to its chief executive officer or any of its other three highest-paid executive officers other than the chief executive officer and chief financial officer. Payments that are “performance-based” in accordance with conditions specified under Section 162(m) are exempt from this limitation. One of those conditions is that shareholders approve the material terms of the performance goals that will be used to determine the amount of performance-based compensation to be paid.

Our Board of Directors recommends that shareholders approve the material terms of the Stock Award and Incentive Plan as described below.

Summary of the Plan

The following description of the Stock Award and Incentive Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to the full text of the Stock Award and Incentive Plan, a copy of which is included as an exhibit to this proxy statement.

Purpose of the Plan

The purpose of the Stock Award and Incentive Plan is to give us a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants, to provide financial rewards that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m), and to provide us with an incentive plan that gives officers, employees, directors, and consultants financial incentives directly linked to shareholder value.

Administration of the Plan

The Stock Award and Incentive Plan will be administered by a committee selected by our Board of Directors and composed of two or more directors. Each committee member will be a non-employee director as defined under federal securities law and an outside director as defined by regulations promulgated under Section 162(m). Unless otherwise determined by the Board of Directors, our Compensation Committee will administer the Stock Award and Incentive Plan.

The committee will have exclusive and final authority to administer and interpret the Stock Award and Incentive Plan, including the power to:

•	Determine eligibility for participation;

•	Establish performance goals for each participant;

•	Determine the types of awards to be granted to participants; and

•	Interpret the terms and provisions of the plan and any award.

Any determination made by the committee under the Stock Award and Incentive Plan will be made in the sole discretion of the committee, and such determinations will be final and binding on all persons.

The committee may delegate any of its powers and responsibilities in respect of the Stock Award and Incentive Plan, and our full Board of Directors may exercise any of the committee’s powers and responsibilities. However, the committee may not delegate any of its powers or responsibilities, and the full Board of Directors may not exercise any of those powers or responsibilities, to the extent that those actions would cause an award that is intended to be exempt from the limits on deductibility under Section 162(m) to lose that exemption or would cause an award to a director or executive officer to fail to be exempt from short-swing profit recovery under Section 16(b) of the Exchange Act.

Eligible Participants in the Plan

The committee may select any or all of the following classes of persons to be granted awards under the plan:

•	Members of our Board of Directors;

•	Officers of, employees of, and consultants to Medtronic, Inc. and/or any of our subsidiaries or affiliates; and

•	Individuals who have accepted offers of employment or consultancy from Medtronic, Inc., or from our subsidiaries or affiliates.

As of June 26, 2008, we had 12 members of the Board of Directors, approximately 38,000 officers and employees and an unknown number of consultants.

Limits on Awards We May Issue Under the Plan

Share Limits.  The maximum number of shares of our common stock that may be issued pursuant to awards granted under the Stock Award and Incentive Plan is 50,000,000. The maximum number of shares that may be issued pursuant to incentive stock options granted under the plan is 50,000,000. For purposes of these limits, we will count each share issued pursuant to a stock option or stock appreciation right as one share, but each share issued pursuant to any other award as three shares. No individual participant may be granted awards under the plan relating to more than 2,000,000 shares during any fiscal year, although for purposes of the individual limit we will count each share issued pursuant to awards under the plan as one share.

The committee will adjust these maximums, and the number of shares that may be issued in respect of awards granted under the plan, in certain specified circumstances such as stock splits, mergers, and other transactions. The committee may also adjust performance goals in the event of unusual or recurring events and other extraordinary items as approved by the committee, except to the extent that doing so would cause an award intended to be exempt from Section 162(m) to fail to be exempt.

Shares underlying awards under the Stock Award and Incentive Plan that expire, or that are forfeited or terminated without being exercised, do not count towards these share limits. In addition, if we grant awards in assumption or in substitution for an award of a company or business we acquire, shares issued in connection with the assumed or substituted awards will not count towards the share limits. However, if the exercise price of any option granted under the plan, or the tax obligations relating to any award, are satisfied by delivering shares to us, or if a stock appreciation right is settled for shares, the gross number of shares subject to the award counts towards the share limits.

Limits on Certain Cash Awards.  The Stock Award and Incentive Plan authorizes the committee to grant awards entitling a participant to payment of cash amounts subject to the attainment of certain performance goals established in accordance with the requirements of Section 162(m). We refer to such awards as “performance cash awards.” No individual participant may be paid more than $10,000,000 in respect of such awards during any fiscal year, including any amounts earned during such fiscal year and deferred.

Types of Awards We May Issue Under the Plan

The Stock Award and Incentive Plan will allow us to grant awards based on shares of our common stock, including stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, other stock-based awards, performance-based restricted stock, and performance units. The closing price of a share of our common stock on the New York Stock Exchange on June 26, 2008 was $51.08. The Stock Award and Incentive Plan will also allow us to grant awards denominated in cash that are payable upon the attainment of performance goals established by the committee.

Stock Options.  The Stock Award and Incentive Plan enables the committee to grant options to purchase our common stock at specified exercise prices to participants. Options may be granted as “incentive stock options,” which are intended to qualify for favorable tax treatment under federal tax law, or “nonqualified stock options,” which are not intended to receive such favorable treatment.

Under the Stock Award and Incentive Plan, the committee determines the number of options to be granted to each participant. Unless otherwise determined by the committee, each option grant will be evidenced by a stock option agreement that specifies the option exercise price, whether the options are intended to be “incentive stock options” or “nonqualified stock options,” the duration of the options, the number of shares underlying the options, and any additional terms determined by the committee.

Generally, options will be subject to vesting during a period of at least one year following the date of grant. Up to five percent of shares available for grant as options and stock appreciation rights, however, may be granted without regard to these limitations on vesting conditions.

The Stock Award and Incentive Plan provides that the committee may determine the exercise prices of options, but (except in limited circumstances involving awards assumed in certain corporate transactions) the exercise price of any option cannot be less than the fair market value of a share of our common stock on the date of grant. All options we grant under the plan will expire no later than ten years from the date we grant them.

The methods of exercising an option under the plan are set forth in the plan itself. Stock options issued under the Stock Award and Incentive Plan are nontransferable except by will or the laws of descent, except for “nonqualified options,” which will be transferable on terms set by the committee. The granting of an option under the Stock Award and Incentive Plan does not give the participant the rights of a shareholder; the participant gains those rights only after the option is exercised and the shares underlying the option are registered.

The committee may not (except in limited circumstances involving certain corporate transactions) amend an option granted under the Stock Award and Incentive Plan to decrease its exercise price. The committee also may not cancel any option in conjunction with the grant of any new option with a lower exercise price, or take any action that would be treated as a “repricing” of the option, unless that action is approved by our shareholders.

Stock Appreciation Rights.  The Stock Award and Incentive Plan also enables the committee to grant awards of stock appreciation rights to participants. A stock appreciation right entitles the participant to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of a share of our common stock over the exercise price of the stock appreciation right.

The plan provides that the committee may determine the exercise price of any stock appreciation right, but (except in limited circumstances involving awards assumed in certain corporate transactions) the exercise price cannot be less than the fair market value of a share of our common stock on the date the stock appreciation right is granted. Stock appreciation rights we issue under the Stock Award and Incentive Plan will, unless otherwise determined by the committee, be evidenced by an award agreement, which will specify the exercise price, the number of shares underlying the rights, and other limitations, terms, and conditions determined by the committee. Under the plan, we will be able to grant “tandem SARs,” which are stock appreciation rights granted in conjunction with an option, and “free-standing SARs,” which are stock appreciation rights not granted in conjunction with an option.

A “tandem SAR” may be granted on the same date as the related option, will be exercisable only at the time the related option is exercisable, and will have the same exercise price as the related option. When the related option is exercised or forfeited, the “tandem SAR” will terminate or be forfeited; and when the “tandem SAR” is exercised or forfeited, the related option will similarly terminate or be forfeited.

Generally, stock appreciation rights will be subject to vesting during a period of at least one year following the date of grant. Up to five percent of shares available for grant as options and stock appreciation rights, however, may be granted without regard to these limitations on vesting conditions.

The methods of exercising a stock appreciation right granted under the plan are set forth in the plan itself. Stock appreciation rights issued under the Stock Award and Incentive Plan will not be transferable except by will or the laws of descent, except for “free-standing SARs,” which will be transferable on terms set by the committee.

The committee may not (except in limited circumstances involving certain corporate transactions) amend a SAR granted under the Stock Award and Incentive Plan to decrease its exercise price. The committee also may not cancel any SAR in conjunction with the grant of any new SAR with a lower exercise price, or take any action that would be treated as a “repricing” of the SAR, unless that action is approved by our shareholders.

Restricted Stock.  The Stock Award and Incentive Plan also enables the committee to grant awards of restricted stock to participants. Restricted stock awards are actual shares of our common stock issued to a participant, subject to conditions on grant, transferability, or vesting based on continued service of the participant, the satisfaction of performance goals, or both. We refer to awards of restricted stock subject to conditions on grant, transferability, or vesting based on the satisfaction of performance goals as “performance-based restricted stock.”

Generally, any award of restricted stock will be subject to vesting during a period of at least three years following the date of grant, although a vesting period of at least one year is permissible for performance-based restricted stock. An award of restricted stock may, however, vest in part on a pro rata basis before the expiration of any vesting period, and up to five percent of shares available for grant as awards other than options and stock appreciation rights, including restricted stock, may be granted without regard to these limitations on vesting conditions.

Except for restrictions imposed by the committee, a recipient of a grant of restricted stock has the rights of a shareholder with respect to the restricted stock, including the right to vote the stock and to receive all dividends and other distributions paid with respect to the restricted stock. During the restriction period set by the committee with respect to restricted stock, however, the recipient may not sell, transfer, pledge, exchange, or otherwise encumber shares of restricted stock.

Restricted Stock Units.  The Stock Award and Incentive Plan also enables the committee to grant restricted stock units, which are awards representing a specified number of hypothetical shares of our common stock. The plan enables the committee to issue restricted stock units subject to conditions on grant or vesting based on continued service of the participant, conditions based on the satisfaction of performance goals, or both. We refer to awards of restricted stock units subject to conditions on grant or vesting based on the satisfaction of performance goals as “performance units.”

Generally, any award of restricted stock units will be subject to vesting during a period of at least three years following the date of grant, although a vesting period of at least one year is permissible for performance units. An award of restricted stock units may, however, vest in part on a pro rata basis before the expiration of any vesting period, and up to five percent of shares available for grant as awards other than options and stock appreciation rights, including restricted stock units, may be granted without regard to these limitations on vesting conditions.

Because restricted stock units are not actual, issued shares of our common stock, recipients do not have the rights of a shareholder, but an award of restricted stock units may call for the payment of dividend equivalents (see “Other Stock-Based Awards” below). Restricted stock units may not be sold, transferred, pledged, or otherwise encumbered before the units have vested. Restricted stock units that vest will be settled in cash or in shares of our common stock or a combination thereof, as determined by the committee. Settlement will occur either at the time of vesting or on a deferred basis, as determined by the committee or, if the committee permits, by election of the recipient.

Other Stock-Based Awards.  The Stock Award and Incentive Plan also enables the committee to grant other stock-based awards. Other stock-based awards are awards that are valued by reference to our shares, including unrestricted stock, dividend equivalents and convertible debentures. Awards of unrestricted stock may only be granted in lieu of compensation that would otherwise be due and payable to the participant. Generally, an other stock-based award that is not an option, stock appreciation right, or grant of unrestricted stock will be subject to vesting during a period of at least three years following the date of grant, although a vesting period of at least one year is permissible if vesting of the award is conditioned on performance goals. Such an award may, however, vest in part on a pro rata basis before the expiration of any vesting period, and up to five percent of shares available for grant as awards other than options and stock appreciation rights, including the other stock-based awards described above, may be granted without regard to these limitations on vesting conditions.

Performance-Based Awards.  As noted above, the Stock Award and Incentive Plan authorizes the committee to grant performance cash awards, performance-based restricted stock, and performance units. We refer to these kinds of awards collectively as “performance-based awards.” We anticipate that annual bonus awards for our executive officers, as well as cash-denominated long-term incentive awards for our executive officers, will be granted pursuant to the provisions of the plan authorizing performance cash awards.

The committee may determine that a performance-based award is intended to be exempt from the limits on deductibility under Section 162(m). In such cases, in order to meet the requirements for that exemption, the goals must be based on one or more of the following criteria set forth in the plan: sales, net sales, revenue, revenue growth or product revenue growth, operating income (before or after taxes), return on invested capital, return on capital employed, pre- or after-tax income (before or after allocation or corporate overhead and bonus), net earnings, earnings per share, consolidated earnings before or after taxes (including earnings before any or all of the following: interest, taxes, depreciation and amortization), net income, gross profit, gross margin, year-end cash, debt reductions, book value per share, return on equity, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvements of profit margins, stock price, market share, costs, cash flow, working capital, return on assets or net assets, asset turnover, inventory turnover, economic value added (economic profit) or equivalent metrics, comparison with various stock market indices, appreciation in and/or maintenance of share price, reductions in costs, regulatory achievements, implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting or maintaining personnel, and total shareholder return; each as measured with respect to the Company or one or more affiliates, subsidiaries, divisions, business units, or business segments of the Company, either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies.

Change of Control.  Unless otherwise provided in an award agreement, upon a change of control (as defined in the plan), each award granted under the Stock Award and Incentive Plan will immediately vest in full and become exercisable and transferable unless the award is replaced by a qualifying replacement award that satisfies certain conditions set forth in the plan. (We refer to awards that replace awards under the plan following a change of control as “replacement awards,” and those being replaced as “replaced awards.”) In the case of performance awards, awards that are not replaced will be deemed to be earned and payable, adjusted pro rata for the amount of the performance period that has elapsed as of the date of the change of control, based on the greater of the applicable target level or the level of achievement of the applicable performance goals through the date of the change of control.

Replacement awards must be of the same type as the replaced award, have a value at least equal to that of the replaced award, if the underlying replaced award was an equity-based award, relate to publicly traded securities, and have terms and conditions no less favorable to the participant than the replaced award. Also, replacement awards must become fully vested and, if applicable, exercisable and free of restrictions, upon the termination of a participant’s employment, by the Company without cause or by the participant for good reason (as each is defined in the Stock Award and Incentive Plan), during the two years following the date of the change of control. Any options or stock appreciation rights held by the participant as of the change of control, or granted pursuant to a replacement award, will remain exercisable following such a termination until the earlier of (1) the third anniversary of the change of control and (2) the expiration of the term of the option or stock appreciation right.

Effective Date; Term; Amendment to Plan

The Stock Award and Incentive Plan is effective as of June 26, 2008, subject to and contingent upon approval by at least a majority of the votes cast on the issue by our shareholders in response to this proposal. The plan has a term of ten years.

Our Board of Directors, or the committee, may amend, alter, or discontinue the plan, but no amendment, alteration, or discontinuation may be made that would materially impair the rights of a participant with respect to a previously granted award without the participant’s consent (with certain limited exceptions). In addition, no amendment may be made without the approval of our shareholders if (1) approval of our shareholders is required by applicable law, (2) the amendment would materially increase the benefits to participants under the plan, (3) the amendment would materially increase the number of securities to be issued under the plan, (4) the amendment would materially modify the requirements for participation in the plan, or (5) the amendment would accelerate the vesting of any restricted stock or restricted stock units under the plan, except as otherwise provided in the plan.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards we may make under the Stock Award and Incentive Plan. The discussion is general in nature; we have not taken into account a number of considerations which may apply in light of the circumstances of a particular participant. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws.

Non-Qualified Stock Options.  The participant will not recognize taxable income at the time of a grant of a non-qualified stock option, and we will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and be subject to income tax withholding) upon exercise of a nonqualified stock option; the recognized compensation will be equal to the excess of the fair market value of the shares purchased over their exercise price. We generally will be entitled to a corresponding deduction upon exercise of a nonqualified stock option.

Incentive Stock Options.  The participant will not recognize taxable income at the time of a grant of an incentive stock option. The participant will also not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option.

If the shares acquired by exercise of an incentive stock option are held for the longer of (1) two years from the date the option was granted and (2) one year from the date the shares were purchased, any gain or loss arising from disposition of those shares, based on the excess of the amount realized upon the disposition over the original exercise price, will be taxed as a long term capital gain or loss, and we will not be entitled to any deduction. If, however, the shares acquired are not held for the periods described above, then in the year of disposition the recipient will recognize compensation taxable as ordinary income, equal to the excess of the lesser of (1) the amount realized upon such disposition and (2) the excess of the fair market value of such shares on the date of exercise over the exercise price. We generally will be entitled to a corresponding deduction at that time. The excess of any amount realized in the disposition over the fair market value of the stock on the exercise date will be treated as a capital gain.

Stock Appreciation Rights.  The recipient will not recognize taxable income at the time of a grant of a stock appreciation right, and we will not be entitled to a tax deduction at that time. Upon exercise, however, the recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding) equal to the fair market value of any shares delivered and the amount of cash paid by us in settlement of the rights, and we generally will be entitled to a corresponding deduction at that time.

Restricted Stock.  The recipient of restricted stock will not recognize taxable income at the time of a grant of shares of restricted stock, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at that time. If that election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the restrictions lapse, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We will generally be entitled to a corresponding deduction at the time the ordinary income is recognized by the recipient, except to the extent that the deduction limits of Section 162(m) apply.

In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made, and prior to the time the restrictions lapse, will recognize compensation taxable as ordinary income (and subject to income tax withholding) rather than dividend income. We will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

Restricted Stock Units.  The recipient will not recognize taxable income at the time of a grant of a restricted stock unit, and we will not be entitled to a tax deduction at that time. The recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding), however, at the time of the settlement of the award, equal to the fair market value of any shares delivered and the amount of cash paid by us. We will be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

Unrestricted Stock.  The recipient of unrestricted stock, and of restricted stock subject only to restrictions on transferability, will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We will generally be entitled to a corresponding deduction at that time, except to the extent that the deduction limits of Section 162(m) apply.

The foregoing general tax discussion is intended for the information of our shareholders considering how to vote with respect to this proposal, and not as tax guidance to participants in the Stock Award and Incentive Plan. We strongly urge participants to consult their own tax advisors regarding the federal, state, local, foreign, and other tax consequences of participating in the Stock Award and Incentive Plan.

New Plan Benefits

Performance Cash Awards.  Because the amount of performance cash awards that we will pay under the Stock Award and Incentive Plan are based on satisfaction of certain performance goals, we cannot determine at this time what amounts, if any, will be paid to our executive officers under the plan. Generally, however, we believe that, had the plan been used to determine annual cash incentive awards for fiscal year 2008, the awards granted to our executive officers would have been materially similar to those actually made for fiscal year 2008. The annual cash incentive awards paid to our named executive officers for fiscal year 2008 are set forth in the “Executive Medtronic Incentive Plan” column in the “Non-Equity Incentive Plan Compensation” section on page 39 of this proxy statement.

Stock Awards.  We expect that, if the Stock Award and Incentive Plan is approved by our shareholders, we will make grants of share-based awards to our directors consistent with the grant practices currently in effect under the 1998 Outside Director Stock Compensation Plan. We estimate the number of shares we will grant to directors during fiscal year 2009 in the table below.

The committee has not yet determined, and we cannot now anticipate, what other equity-based grants will be made under the plan if it is approved. Accordingly, we cannot determine the grants, if any, that the committee may, in its discretion, decide to make to our executive officers under the Stock Award and Incentive Plan during the 2009 fiscal year, and the table below therefore does not include any information about such grants. Generally, however, we believe that, had the plan been used to determine equity-based awards for fiscal year 2008, the awards granted to our executive officers would have been materially similar to those actually made during fiscal year 2008. The equity awards granted to our named executive officers are set forth in the “Grants of Plan-Based Awards” table on page 41 of this proxy statement.

The following table shows, in the format required by the SEC, the currently known information about the amounts that may be paid to our executive officers and directors during fiscal year 2009 under the Stock Award and Incentive Plan. As explained above, we are not able to determine the amount of performance cash awards that will be granted, or the number of shares underlying equity-based awards we will grant to our named executive officers, under the plan in fiscal year 2009.

	Performance Cash	Equity-Based
Name and Position	Awards (in Dollars)	Awards (in Shares)

Arthur D. Collins, Jr.	Not determinable	Not determinable
Chairman
William A. Hawkins	Not determinable	Not determinable
President and Chief Executive Officer
Gary L. Ellis	Not determinable	Not determinable
Vice President and Chief Financial Officer
Michael F. DeMane	Not determinable	Not determinable
Stephen H. Mahle	Not determinable	Not determinable
Executive Vice President of Healthcare Policy
Jean-Luc Butel	Not determinable	Not determinable
Senior Vice President and President, International
All Executive Officers, as a Group	Not determinable	Not determinable
All Non-Employee Directors, as a Group	Not applicable	16,109(1)
All Employees, as a Group	Not determinable	Not determinable

(1)	This estimate reflects the anticipated award that we expect to grant to non-employee directors during fiscal year 2009. The number of shares granted to directors is determined based on Medtronic’s closing share price on the date of grant. The number of shares described in the table is based on a closing share price of $49.42, which was the closing share price on April 25, 2008.

Vote Required; Board Recommendation

The regulations promulgated under Section 162(m) require the affirmative vote of a majority of the votes cast on the issue at the meeting to approve the Medtronic, Inc. 2008 Stock Award and Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MEDTRONIC, INC. 2008 STOCK AWARD AND INCENTIVE PLAN.

OTHER INFORMATION

Expenses of Solicitation

Medtronic will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Medtronic, without extra compensation, may solicit proxies personally or by mail, telephone, fax, telex, telegraph or special letter.

We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate.

Shareholder Proposals and Director Nominations

In order for a shareholder proposal to be considered for inclusion in Medtronic’s proxy statement for the 2009 Annual Meeting, the written proposal must be received by the Corporate Secretary at Medtronic’s offices no later than March 20, 2009. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Medtronic’s restated articles of incorporation provide that a shareholder may present a proposal or nominee for director from the floor that is not included in the proxy statement if proper written notice is received by the Corporate Secretary at Medtronic’s offices not less than 50 nor more than 90 days prior to the Annual Meeting date. If less than 60 days notice of the meeting date is given, the submission will be considered timely if it is received by the 10th day after notice of the meeting is given. Any such proposal or nomination must provide the information required by Medtronic’s restated articles of incorporation and comply with any applicable laws and regulations. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, Medtronic may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholder proposal or nomination.

All submissions to, or requests from, the Corporate Secretary should be made to Medtronic’s principal offices at 710 Medtronic Parkway, Minneapolis, Minnesota 55432, Attn: Corporate Secretary.

Delivery of Documents to Shareholders Sharing an Address

The SEC has adopted amendments to its rules regarding delivery of proxy statements and annual reports to shareholders sharing the same address. We may satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who share an address unless Medtronic has received contrary instructions from one or more of the shareholders. Medtronic will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate copy of the proxy statement and annual report, now or in the future, should submit their request by contacting Broadridge, either by calling toll-free at (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Shareholders sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of Medtronic’s shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Other

Medtronic’s 2008 Annual Report, including financial statements, is being sent to shareholders of record as of June 23, 2008, together with this proxy statement.

MEDTRONIC WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 25, 2008, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS DEPARTMENT, MEDTRONIC, INC., 710 MEDTRONIC PARKWAY, MINNEAPOLIS, MINNESOTA 55432.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

Terrance L. Carlson
Corporate Secretary
MEDTRONIC, INC.

Appendix A

MEDTRONIC, INC.
2008 STOCK AWARD AND INCENTIVE PLAN

SECTION 1.  Purpose; Definitions.

1.1.     Purpose. The purpose of this Medtronic, Inc. 2008 Stock Award and Incentive Plan (this “Plan”) is to give the Company and its Affiliates and Subsidiaries (each as defined below) a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants, to provide financial rewards that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Code (as defined below), and to provide the Company and its Subsidiaries and Affiliates with an incentive plan that gives officers, employees, directors, and consultants financial incentives directly linked to shareholder value. This Plan is intended to be a successor to the Company’s Amended and Restated 1994 Stock Award Plan, the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan, the Medtronic, Inc. Executive Incentive Plan, the Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan, and the Medtronic, Inc. 2003 Long-Term Incentive Plan, and to serve as the Company’s primary vehicle for equity compensation awards and long-term cash incentive awards for employees, directors, and other service providers, as well as annual bonus awards for the Company’s executive officers. Following the date that this Plan is approved by the Company’s shareholders, no further equity compensation awards shall be granted pursuant to any other Company plan (it being understood that outstanding awards under such plans will continue to be settled pursuant to the terms of such plans).

1.2.     Definitions. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as amended from time to time, any regulations promulgated thereunder, and any successor thereto.

(b) “Administrator” shall have the meaning set forth in Section 2.2.

(c) “Affiliate” means a corporation or other entity controlled by, controlling, or under common control with, the Company.

(d) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(e) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, or Performance Award granted pursuant to the terms of this Plan.

(f) “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.

(g) “Beneficial Owner” shall have the meaning given in Rule 13d-3, promulgated pursuant to the Act.

(h) “Board” means the Board of Directors of the Company.

(i) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party and which is operative at the time in question, or (ii) if there is no such Individual Agreement, or if it does not define “Cause”: (A) commission by the Participant of a felony under federal law or the law of the state in which such action occurred, (B) failure on the part of the Participant to perform such Participant’s employment duties in any material respect, (C) the Participant’s prolonged absence from duty without the consent of the Company, (D) intentional engagement by the Participant in any activity that is in conflict with or adverse to the business or other interests of the Company, or (E) willful misconduct or malfeasance of duty which is reasonably determined to be detrimental to the Company. Notwithstanding the general rule of Section 2.3, following a Change of Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(j) “Change of Control” shall have the meaning set forth in Section 10.2.

(k) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, regulations promulgated thereunder, and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(l) “Committee” means a committee or subcommittee of the Board, appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3, a “non-employee director” as defined in Rule 16b-3 and, to the extent required by Section 162(m) of the Code and any regulations promulgated thereunder, an “outside director” as defined under Section 162(m) of the Code. Initially, and unless and until otherwise determined by the Board, “Committee” means the Compensation Committee of the Board.

(m) “Common Stock” means common stock, par value $0.10 per share, of the Company.

(n) “Company” means Medtronic, Inc., a Minnesota corporation.

(o) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company or its Affiliates.

(p) “Eligible Individuals” means directors, officers, employees, and consultants of the Company or any Subsidiary or Affiliate, and prospective employees, officers and consultants, who have accepted offers of employment or consultancy from the Company or any Subsidiary or Affiliate.

(q) “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code.

(r) “Free-Standing SAR” shall have the meaning set forth in Section 5.3.

(s) “Full-Value Award” means any Award other than an Option, Stock Appreciation Right, or Performance Cash Award.

(t) “Good Reason” means a Termination of Employment during the two-year period following a Change of Control by a Participant if (i) such Termination of Employment constitutes a termination for “good reason” or qualifies under any similar constructive termination provision in any Individual Agreement applicable to such Participant, or (ii) if the Participant is not party to any such Individual Agreement, or if such Individual Agreement does not contain such a provision, any Termination of Employment following the occurrence of: (A) an involuntary relocation that increases the Participant’s commute by more than 50 miles from the commute in effect immediately prior to the applicable Change of Control, (B) a material reduction in either the Participant’s base pay or in the Participant’s overall compensation opportunity from the levels in effect immediately prior to the applicable Change of Control or (C) a material reduction in the Participant’s authority, duties or responsibilities below the levels in effect immediately prior to the applicable Change of Control. Notwithstanding the foregoing, a Termination of Employment shall be deemed to be for Good Reason under clause (ii) of this Section 1.2(t) only if the Participant provides written notice to the Company of the existence of one or more of the conditions giving rise to Good Reason within 90 days of the initial existence of such condition, the Company fails to cure such condition during the 30-day period (the “Cure Period”) following its receipt of such notice, and the Participant terminates employment within 180 days following the conclusion of the Cure Period.

(u) “Grant Date” means (i) the date on which the Committee (or its delegate, if applicable) takes action to select an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as is provided by the Committee (or its delegate, if applicable).

(v) “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code or any successor provision thereto, and that in fact qualifies.

(w) “Individual Agreement” means an employment, consulting, severance, change of control severance, or similar agreement between a Participant and the Company or between the Participant and any of the Company’s Subsidiaries or Affiliates. For purposes of this Plan, an Individual Agreement shall be considered “operative” during its term; provided, that an Individual Agreement under which severance or other substantive protections, compensation and/or benefits are provided only following a change of control or termination of employment in anticipation of a change of control shall not be considered “operative” until the occurrence of a Change of Control or Termination of Employment in anticipation of a Change of Control, as the case may be.

(x) “ISO Eligible Employee” means an employee of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code).

(y) “Nonqualified Option” means any Option that either (i) is not designated as an Incentive Stock Option or (ii) is so designated but fails to qualify as such.

(z) “Other Stock-Based Awards” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, dividend equivalents, and convertible debentures.

(aa) “Option” means an Award granted under Section 5.1.

(bb) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(cc) “Performance Award” means a Performance Cash Award, an Award of Performance-Based Restricted Stock, or Performance Units, as each is defined herein.

(dd) “Performance-Based Restricted Stock” shall have the meaning given in Section 6.1.

(ee) “Performance Cash Award” shall have the meaning set forth in Section 9.

(ff) “Performance Goals” means the performance goals established by the Committee in connection with the grant of a Performance Award. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of or changes in specified levels of one or more of the following measures: sales, net sales, revenue, revenue growth or product revenue growth, operating income (before or after taxes), return on invested capital, return on capital employed, pre- or after-tax income (before or after allocation or corporate overhead and bonus), net earnings, earnings per share, diluted earnings per share, consolidated earnings before or after taxes (including earnings before some or all of the following: interest, taxes, depreciation and amortization), net income, gross profit, gross margin, year-end cash, debt reductions, book value per share, return on equity, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvements of profit margins, stock price, market share, costs, cash flow, working capital, return on assets or net assets, asset turnover, inventory turnover, economic value added (economic profit) or equivalent metrics, comparison with various stock market indices, appreciation in and/or maintenance of share price, reductions in costs, regulatory achievements, implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting or maintaining personnel, and total shareholder return; each as measured with respect to the Company or one or more Affiliates, Subsidiaries, divisions, business units, or business segments of the Company, either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies; (ii) such Performance Goals shall be set by the Committee in the time period prescribed by Section 162(m) of the Code and the regulations promulgated thereunder; and (iii) such Performance Goals shall be objective, preestablished performance goals within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

(gg) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any Performance Goal specified by the Committee with respect to such Award is to be measured.

(hh) “Performance Units” shall have the meaning given in Section 7.1.

(ii) “Plan” means this Medtronic, Inc. 2008 Stock Award and Incentive Plan, as set forth herein and as hereafter amended from time to time.

(jj) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

(kk) “Replaced Award” shall have the meaning given in Section 10.1.

(ll) “Replacement Award” shall have the meaning given in Section 10.1.

(mm) “Restricted Stock” shall have the meaning given in Section 6.

(nn) “Restricted Stock Units” shall have the meaning given in Section 7.

(oo) “Restriction Period” means, with respect to Restricted Stock and Restricted Stock Units, the period commencing with the Grant Date and ending upon the expiration of the applicable vesting conditions or the achievement of the applicable Performance Goals (it being understood that the Committee may provide that restrictions shall lapse with respect to portions of the applicable Award during the Restriction Period).

(pp) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(qq) “Share” means a share of Common Stock.

(rr) “Stock Appreciation Right” or “SAR” shall have the meaning set forth in Section 5.3.

(ss) “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(tt) “Substitute Award” means any Award granted in assumption of, or in substitution for, an award of a company or business (that is not, prior to the applicable transaction, a Subsidiary or Affiliate of the Company) acquired by the Company or a Subsidiary or Affiliate or with which the Company or a Subsidiary or Affiliate combines.

(uu) “Tandem SAR” shall have the meaning set forth in Section 5.3.

(vv) “Ten Percent Shareholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code).

(ww) “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(xx) “Termination of Employment” means, unless otherwise provided in the Award Agreement, the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company or its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation, or leave of absence, and transfers among the Company and its Subsidiaries and Affiliates, shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

SECTION 2.  Administration.

2.1.     Committee. The Plan shall be administered by the Committee or a duly designated Administrator, as defined herein. The Committee shall, subject to Section 11, have plenary authority to grant Awards to Eligible Individuals pursuant to the terms of the Plan. Among other things, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(a) To select the Eligible Individuals to whom Awards may be granted;

(b) To determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, or Performance Awards, or any combination thereof, are to be granted hereunder;

(c) To determine the number of Shares to be covered by each Award granted under the Plan;

(d) To determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(e) Subject to Section 12, to modify, amend, or adjust the terms and conditions of any Award;

(f) To adopt, alter, or repeal such administrative rules, guidelines, and practices governing the Plan as the Committee shall from time to time deem advisable;

(g) To interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(h) Subject to Sections 11 and 12, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion may determine;

(i) To decide all other matters that must be determined in connection with an Award;

(j) To determine whether, to what extent, and under what circumstances cash, Shares, and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; and

(k) To otherwise administer the Plan.

2.2.     Committee Procedures; Board Authority. The Committee shall exercise its authority under the Plan as follows:

(a) The Committee may act only with the assent of a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11.3, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it (the “Administrator”). Notwithstanding the foregoing, the Committee may not so delegate any responsibility or power to the extent that such delegation would cause a Qualified Performance-Based Award hereunder not to qualify for the Section 162(m) Exemption, or make any Award hereunder subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Act. Without limiting the generality of the foregoing, the Committee may not delegate its responsibilities and powers to grant, establish the terms and conditions of, and otherwise administer Qualified Performance-Based Awards, nor its responsibilities and powers to grant and establish the terms and conditions of Awards to Participants who are subject to Section 16(b) (as defined in Section 11.4 below).

(b) Subject to Section 11.3, any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

2.3.     Discretion of Committee. Subject to Section 1.2(i), any determination made by the Committee or by the Administrator under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or the Administrator at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or the Administrator shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

2.4.     Award Agreements. Unless otherwise determined by the Committee, the terms and conditions of each Award, as determined by the Committee, shall be set forth in a written Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.

SECTION 3.  Common Stock Subject to Plan.

3.1.     Plan Maximums. Subject to adjustment as provided in Section 3.4, (a) the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 50,000,000, and (b) the maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options shall be 50,000,000. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury shares.

3.2.     Rules for Calculating Shares Issued. For purposes of the limits set forth in Section 3.1 (but not for purposes of the limits set forth in Section 3.3), each Share that is subject to a Full-Value Award shall be counted as 3.0 Shares. To the extent that any Award under this Plan is forfeited, or any Option and related Tandem SAR or any Free-Standing SAR granted under this Plan terminates, expires, or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall thereupon become available (in the case of Full-Value Awards, based upon the share-counting ratio set forth in the first sentence of this Section 3.2) for Awards under the Plan. If the exercise price of any Option or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through attestation) to the Company, or if a SAR is settled for Shares, the gross number of Shares (in the case of Full-Value Awards, based upon the share-counting ratio set forth in the first sentence of this Section 3.2) subject to the Award shall nonetheless be deemed to have been issued for purposes of Section 3.1. In addition, in the case of any Substitute Award, Shares delivered or deliverable in connection with such Substitute Award shall not be deemed granted or issued under the Plan for purposes of Sections 3.1 or 3.3.

3.3.     Individual Limits. Subject to adjustment as provided in Section 3.4, no Participant may be granted Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Performance Awards, or any combination thereof relating to more than 2,000,000 Shares under the Plan during any fiscal year. In addition to the foregoing, the maximum dollar value that may be paid to any Participant in Qualified Performance-Based Awards denominated in cash in any fiscal year shall be $10,000,000, including any amounts earned during such fiscal year and deferred. If an Award is cancelled, the cancelled Award shall continue to be counted towards the limitations set forth in this Section 3.3.

3.4.     Adjustment Provision. The Committee shall have authority to make adjustments under the Plan as provided below:

(a) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, separation, spinoff, Disaffiliation, extraordinary dividend of cash or other property, or similar event affecting the Company or any of its Subsidiaries (a “Corporate Transaction”), the Committee, or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum share limitations set forth in Sections 3.1 and 3.3, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards.

(b) In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, recapitalization, or similar event affecting the capital structure of the Company, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various share maximum limitations set forth in Sections 3.1 and 3.3, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards.

(c) In the case of Corporate Transactions, such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that, in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the Surviving Corporation (as defined below in Section 10.2), any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid), (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards, and (iii) in connection with a Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division of the Company or by the entity that controls such Subsidiary, Affiliate, or division of the Company following such Corporate Transaction (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(d) The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items as approved by the Committee, including without limitation certain litigation and in-process research and development, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles, under rules promulgated by the Securities and Exchange Commission, or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other public filings, provided that (i) in the case of Performance Goals applicable to any Qualified Performance-Based

Award, such adjustment does not cause an Award to fail to qualify for the Section 162(m) Exemption, and (ii) the determination whether any such adjustments will apply to a Qualified Performance-Based Award is made at such time and in such a manner as is necessary to ensure that such Qualified Performance Based Award does not fail to qualify for the Section 162(m) Exemption.

3.5.     Section 409A of the Code. Notwithstanding the foregoing: (a) any adjustments made pursuant to Section 3.4 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code and (b) any adjustments made pursuant to Section 3.4 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that, after such adjustment, the Awards either (i) continue not to be subject to Section 409A of the Code, or (ii) comply with the requirements of Section 409A of the Code, and (c) in any event, the Board, the Committee, and the Administrator shall not have any authority to make any adjustments pursuant to Section 3.4 to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto.

SECTION 4.  Eligibility.

4.1.     Eligible Individuals; Incentive Stock Options. Awards may be granted under the Plan to Eligible Individuals; provided, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 5.  Options and Stock Appreciation Rights.

5.1.     Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option; provided, that any Option that is designated as an Incentive Stock Option but fails to meet the requirements therefor (as described in Section 5.2 or otherwise), and any Option that is not expressly designated as intended to be an Incentive Stock Option shall be treated as a Nonqualified Option.

5.2.     Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value, determined at the time of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under the Plan or any other stock option plan of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code) exceeds $100,000, such Options shall be deemed Nonqualified Options. If an ISO Eligible Employee does not remain employed by the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code) at all times from the time an Incentive Stock Option is granted until 3 months prior to the date of exercise thereof (or such other period as required by applicable law), such Option shall be treated as a Nonqualified Stock Option. Should any provision of the Plan not be necessary in order for any Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

5.3.     Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs”, which are granted in conjunction with an Option, or “Free-Standing SARs”, which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (a) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (b) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

5.4.     Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

5.5.     Exercise Price. Except in respect of Replacement Awards or Substitute Awards, the exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date; provided, that if an Incentive Stock Option is granted to a Ten Percent Shareholder, the exercise price shall be no less than 110% of the Fair Market Value of the Stock on the applicable Grant Date.

5.6.     Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed 10 years from the Grant Date.

5.7.     Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. Subject to the terms of the Plan and the applicable Award Agreement, in no event shall the vesting schedule of an Option or Free-Standing SAR provide that such Option or Free-Standing SAR vest prior to the first anniversary of the date of grant, provided, however, that up to five percent of the Shares available for grant as Options or Free-Standing SARs may be issued without regard to the foregoing provision.

5.8.     Method of Exercise. Subject to the provisions of this Section 5, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee (which approval may be set forth in the applicable Award Agreement or otherwise), payment, in full or in part, may also be made as follows:

(a) Payment may be made in the form of Shares (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

(b) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local, or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

(c) Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (i) the exercise price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised.

5.9.     Delivery; Rights of Shareholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when (a) the Company has received a written notice from the Participant of exercise that complies with all procedures established under this Plan for effective exercise, including, without limitation, completion and delivery of all required forms, (b) the Participant has, if requested, given the representation described in Section 15.1, and (c) in the case of an Option, the Participant has paid in full for such Shares.

5.10.     Nontransferability of Options and Stock Appreciation Rights. No Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (a) by will or by the laws of descent and distribution, or (b) in the case of a Nonqualified Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option and only to the extent the Option is transferable pursuant to the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5.10, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

5.11.     No Dividend Equivalents. No award of dividend equivalents may be granted with respect to any Option or SAR granted under this Plan.

5.12.     No Repricing. Notwithstanding any other provision of this Plan, in no event may any Option or SAR be amended, other than pursuant to Section 3.4, to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or SAR with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

SECTION 6.  Restricted Stock (Including Performance-Based Restricted Stock).

6.1.     Nature of Award; Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. “Performance-Based Restricted Stock” is an Award of Shares of Restricted Stock, the vesting of which is subject to the attainment of Performance Goals. In the event that the Committee grants Shares of Performance-Based Restricted Stock, the performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and, in the case of Restricted Stock, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

6.2.     Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(a) The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals (or the attainment of Performance Goals and the continued service of the applicable Participant), the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals applicable to Performance-Based Restricted Stock) need not be the same with respect to each Participant.

(b) Subject to the terms of the Plan and the applicable Award Agreement, any Award of Restricted Stock shall be subject to a vesting period of at least three years following the date of grant, provided that vesting during a period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further, that an Award may vest in part on a pro rata basis (as specified in the applicable Award Agreement) prior to the expiration of any vesting period, and provided, further, that up to five percent of Shares available for grant as Restricted Stock (together with all other Shares available for grant as Full-Value Awards) may be issued without regard to the foregoing requirements, and the Committee may accelerate the vesting and lapse any restrictions with respect to Restricted Stock granted in respect of such five percent of Shares.

(c) Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Shares of Restricted Stock.

(d) If any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, either (i) unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates, or (ii) such Shares shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

6.3.     Rights of Shareholder. Except as provided in the applicable Award Agreement, the applicable Participant shall have, with respect to Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends and other distributions.

SECTION 7.  Restricted Stock Units (Including Performance Units).

7.1.     Nature of Award. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the applicable Award Agreement, (a) in cash, based upon the Fair Market Value of a specified number of Shares, (b) in Shares, or (c) a combination thereof. “Performance Units” are Restricted Stock Units, the vesting of which are subject to the attainment of Performance Goals. In the event that the Committee grants Performance Units, the performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee.

7.2.     Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(a) The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals (or the attainment of Performance Goals and the continued service of the applicable Participant), the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any Performance Goals applicable to Performance Units) need not be the same with respect to each Participant. An Award of Restricted Stock Units shall be settled as and when the Restricted

Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

(b) Subject to the terms of the Plan and the applicable Award Agreement, any Restricted Stock Units shall be subject to a vesting period of at least three years following the date of grant, provided that vesting during a period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further, that Restricted Stock Units may vest in part on a pro rata basis (as specified in the applicable Award Agreement) prior to the expiration of any vesting period, and provided, further, that up to five percent of Shares available for grant as Restricted Stock Units (together with all other Shares available for grant as Full-Value Awards) may be granted without regard to the foregoing requirements, and the Committee may accelerate the vesting and lapse any restrictions with respect to Restricted Stock Units granted in respect of such five percent of Shares.

(c) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, during the Restriction Period the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Stock Units.

(d) The Award Agreement for Restricted Stock Units may specify whether, to what extent, and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Shares, or other property corresponding to the dividends payable on the Company’s Stock (subject to Section 15.5 below).

SECTION 8.  Other Stock-Based Awards. Other Stock-Based Awards may be granted under the Plan, provided that any Other Stock-Based Awards that are Awards of Common Stock that are unrestricted shall only be granted in lieu of other compensation due and payable to the Participant. Subject to the terms of the Plan and the applicable Award Agreement, any Other Stock-Based Award that is a Full-Value Award (and is not an Award of unrestricted stock) shall be subject to a vesting period of at least three years following the Grant Date; provided that a vesting period of at least one year is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further, that any Other Stock-Based Award may vest in part on a pro rata basis prior to the expiration of any vesting period, and provided, further, that up to five percent of Shares available for grant as Other Stock Based-Awards that are Full-Value Awards (together with all other Shares available for grant as Full-Value Awards) may be granted with a Restriction Period of at least one year following the Grant Date without regard to the foregoing requirements.

SECTION 9.  Performance Cash Awards. Performance Cash Awards may be issued under the Plan, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards. A “Performance Cash Award” is an Award entitling the recipient to payment of a cash amount subject to the attainment of Performance Goals. The Committee may, in connection with the grant of a Performance Cash Award, designate the Award as a Qualified Performance-Based Award. The conditions for grant or vesting and the other provisions of a Performance Cash Award (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant. Performance Cash Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee.

SECTION 10.  Change of Control Provisions.

10.1.     Impact of Event. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 10 shall apply in the event of a Change of Control, unless otherwise provided in the applicable Award Agreement.

(a) Upon a Change of Control, (i) all then-outstanding Options and SARs shall become fully vested and exercisable, and any Full-Value Award (other than a Performance Award) shall vest in full,

be free of restrictions, and be deemed to be earned and immediately payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 10.1(b) (any award meeting the requirements of Section 10.1(b), a “Replacement Award”) is provided to the Participant pursuant to Section 3.4 to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any Performance Award that is not replaced by a Replacement Award shall be deemed to be earned and immediately payable in an amount equal to the full value of such Performance Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change of Control, taking into account performance through the latest date preceding the Change of Control as to which performance can, as a practical matter, be determined (but not later than the end of the Performance Period)) multiplied by a fraction, the numerator of which is the number of days during the applicable Performance Period before the date of the Change of Control, and the denominator of which is the number of days in the applicable Performance Period; provided, however, that such fraction shall be equal to one in the event that the applicable Performance Goals in respect of such Performance Award have been fully achieved as of the date of such Change of Control.

(b) An Award shall meet the conditions of this Section 10.1(b) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value at least equal to the value of the Replaced Award as of the date of the Change of Control; (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the Surviving Corporation following the Change of Control; and (iv) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control) as of the date of the Change of Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. The determination whether the conditions of this Section 10.1(b) are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

(c) Upon a Termination of Employment of a Participant occurring in connection with or during the two years following the date of a Change of Control, by the Company other than for Cause or by the Participant for Good Reason, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned and immediately payable in an amount equal to the full value of such Replacement Award, and (ii) all Options and SARs held by the Participant immediately before the Termination of Employment that the Participant held as of the date of the Change of Control or that constitute Replacement Awards shall remain exercisable until the earlier of (1) the third anniversary of the Change of Control and (2) the expiration of the stated Term of such Option or SAR; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

10.2.     Definition of Change of Control. For purposes of the Plan, a “Change of Control” shall mean any of the following events:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) becomes the Beneficial Owner (within the meaning of Rule 13d-3 promulgated under the Act) or 30% or more of either (i) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) an acquisition directly from the Company; (2) an acquisition by the Company or a Subsidiary; (3) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) an acquisition pursuant to a transaction that complies with Sections 10.2(c)(i), 10.2(c)(ii), and 10.2(c)(iii) below;

(b) Individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered an Incumbent Director; but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board; or

(c) The consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company or a Subsidiary, the sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity (a “Business Combination”), unless immediately following such Business Combination: (i) substantially all of the individuals and entities who were Beneficial Owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”) or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the Beneficial Owner, directly or indirectly, of 30% or more of the outstanding shares of common stock and the total voting power of the outstanding securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the Board of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the initial agreement providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10.3.     Section 409A of the Code. Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement and as permitted pursuant to Section 11.6.

SECTION 11.  Qualified Performance-Based Awards; Performance Cash Awards.

11.1.     Qualified Performance-Based Awards. The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention. When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (a) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (b) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation. Within 90 days after the commencement of a Performance Period or, if earlier, prior to the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods, and establish the Performance Goals for the Performance Periods on terms consistent with Section 1.2(ff)(iii).

11.2.     Performance Goals and Other Conditions. Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested, and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. Moreover, no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; provided, that (i) the Committee may provide, either in connection with the grant of the applicable Award or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or disability of the Participant (or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify for the Section 162(m) Exemption), and (ii) the provisions of Section 10 shall apply notwithstanding this Section 11.2.

11.3.     Limits on Board and Administrator Authority. Neither the full Board nor the Administrator shall be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority to or by the Board or the Administrator would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

11.4.     Section 16(b). The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

11.5.     Awards Valid Notwithstanding Committee Composition. Notwithstanding any other provision of the Plan to the contrary, if for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 and Section 162(m) of the Code shall not affect the validity of Awards, grants, interpretations of the Plan, or other actions of the Committee.

11.6.     Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code.

SECTION 12.  Term, Amendment, and Termination.

12.1.     Effectiveness. The Plan was approved by the Board on June 26, 2008 (the “Effective Date”), subject to and contingent upon approval by the shareholders of the Company.

12.2.     Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such termination date shall not be affected or impaired by the termination of the Plan.

12.3.     Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would materially impair the rights of any Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code or stock exchange rules. In addition, no such amendment shall be made without the approval of the Company’s shareholders (a) to the extent that such approval is required (i) by applicable law or by the listing standards of the Applicable Exchange as in effect as of the Effective Date or (ii) by applicable law or under the listing standards of the Applicable Exchange as may be required after the Effective Date, (b) to the extent that such amendment would materially increase the benefits accruing to Participants under the Plan, (c) to the extent that such amendment would materially increase the number of securities which may be issued under the Plan, (d) to the extent that such amendment would materially modify the requirements for participation in the Plan, or (e) to the extent that such amendment would accelerate the vesting of any Restricted Stock or Restricted Stock Units under the Plan except as otherwise provided in the Plan.

12.4.     Amendment of Awards. Subject to Section 5.12, the Committee may unilaterally amend the terms of any Award theretofore granted; provided, that no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption, nor shall any such amendment, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules, or accounting rules.

SECTION 13.  Forfeiture.

13.1.     Forfeiture. All Awards under this Plan shall be subject to forfeiture or other penalties pursuant (a) to the Medtronic, Inc. Incentive Compensation Forfeiture Policy, as amended from time to time, and (b) such other forfeiture and/or penalty conditions and provisions as determined by the Committee and set forth in the applicable Award Agreement.

13.2.     Effect of Change of Control. Notwithstanding the foregoing provisions, unless otherwise provided by the Committee in the applicable Award Agreement, this Section 13 shall not be applicable to any Participant following a Change of Control.

SECTION 14.  Unfunded Status of Plan. Unfunded Status; Committee Authority. It is presently intended that the Plan will constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 15.  General Provisions.

15.1.     Conditions for Issuance. The Committee may require each Participant purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (a) listing or approval for listing upon notice of issuance of such Shares on the Applicable Exchange, (b) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable, and (c) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

15.2.     Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

15.3.     No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

15.4.     Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local, or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

15.5.     Limit on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock Units to be settled in Shares, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Restricted Stock Units or Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 15.5.

15.6.     Written Materials; Electronic Documents. Electronic documents may be substituted for any written materials required by the terms of the Plan, including, without limitation, Award Agreements.

15.7.     Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant after such Participant’s death may be exercised. If no beneficiary designation is in effect for a Participant at the time or his or her death, any such amounts shall be paid to, and any such rights may be exercised by, the estate of the Participant.

15.8.     Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

15.9.     Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to principles of conflict of laws.

15.10.     Non-Transferability. Except as otherwise provided in Section 5.10 or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

15.11.     Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, who are United States citizens or resident aliens on global assignments in foreign nations, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

15.12.     No Rights to Awards; Non-Uniform Determinations. No Participant or Eligible Individual shall have any claim to be granted any Award under the Plan. The Company, its Affiliates, or the Committee shall not be obligated to treat Participants or Eligible Individuals uniformly, and determinations made under the Plan may be made by the Committee selectively among Participants and/or Eligible Individuals, whether or not such Participants and Eligible Individuals are similarly situated.

15.13.     Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Affiliate unless provided otherwise in such plan.

15.14.     Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries or Affiliates.

15.15.     Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.16.     Fractional Shares. No fractional Shares shall be issued, and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or, subject to Section 3, whether such fractional Shares shall be eliminated by rounding up or down.

15.17.     Government and Other Regulations. Notwithstanding any other provision of the Plan:

(a) No Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of regulations promulgated pursuant to the Securities Act of 1933 (the “1933 Act”)), offer or sell such Shares, unless such offer and sale are made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) If at any time the Committee shall determine that the registration, listing, or qualification of the Shares covered by an Award upon the Applicable Exchange or under any foreign, federal, state, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered, or received pursuant to such Award unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any Shares or any other securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation, or requirement.

15.18.     Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

15.19.     No Limitations on Rights of the Company. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft, grant, or assume Awards, other than under the Plan, with respect to any person.

15.20.     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.21.     Blackout Periods. Notwithstanding any other provision of this Plan or any Award to the contrary, the Company shall have the authority to establish any “blackout” period that the Company deems necessary or advisable with respect to any or all Awards.

DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

     Medtronic offers shareholders the choice to receive future annual reports and proxy materials electronically over the internet instead of receiving paper copies through the mail. This will conserve natural resources and save Medtronic the cost of printing and mailing them. Whether you hold shares registered directly in your name, through a Medtronic stock plan, or through a broker or bank, you can enroll for future delivery of proxy statements and annual reports by following these easy steps:

•	Go to our website at www.medtronic.com;

•	Under About Medtronic, click on Investor Relations;

•	In the Shareholder Services section, click on Electronic Delivery of Proxy Materials; and

•	Follow the prompts to submit your electronic consent.

Generally, brokers and banks offering this choice require that shareholders vote through the internet in order to enroll. Street name shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all internet usage, the user must pay all access fees and telephone charges. You may view this year’s proxy materials at www.medtronic.com/annualmeeting.

UC200900395 EN

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at http://www.medtronic.com/annualmeeting.

This Proxy is Solicited by the Board of Directors of

MEDTRONIC, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 21, 2008

The undersigned, revoking all other proxies heretofore given, hereby acknowledges receipt of the proxy statement and hereby appoints William A. Hawkins and Terrance L. Carlson, or either of them, as proxies to represent the undersigned, with full power of substitution in each, and hereby authorizes them to vote all shares of common stock of Medtronic, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Medtronic, Inc., to be held on Thursday, August 21, 2008 at 10:30 a.m. (Central Daylight Time), at the Medtronic World Headquarters at 710 Medtronic Parkway, Minneapolis (Fridley), Minnesota and any adjournments and postponements thereof.

You may vote at the Annual Meeting if you were a shareholder of record at the close of business on June 23, 2008.

THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” ALL NOMINEES NAMED IN PROPOSAL ONE (ELECTION OF DIRECTORS) AND “FOR” PROPOSALS TWO AND THREE. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, PROXIES WILL BE VOTED ON SUCH OTHER MATTERS AS THE PROXIES NAMED HEREIN, IN THEIR SOLE DISCRETION, MAY DETERMINE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

(To be Signed on Reverse Side)

710 MEDTRONIC PARKWAY, MS LC310 MINNEAPOLIS, MN 55432-5604

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Medtronic, Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Medtronic, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

MEDTR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDTRONIC, INC.

Vote on Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ALL NOMINEES.

To withhold authority to vote for any individual
		For	Withhold	For All	nominee(s), mark “For All Except” and write the
1.	To elect six directors for a one-year term. Nominees:	All	All	Except	number(s) of the nominee(s) on the line below.
01) Victor J. Dzau, M.D. 02) William A. Hawkins 03) Shirley Ann Jackson, Ph.D. 04) Denise M. O’Leary 05) Jean-Pierre Rosso 06) Jack W. Schuler
		☐	☐	☐

Vote on Proposals

	For	Against	Abstain
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 AND 3.

2. To ratify the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm.	☐	☐	☐

3. To approve the Medtronic, Inc. 2008 Stock Award and Incentive Plan.	☐	☐	☐

NOTE: Signature should agree with name on stock
certificate as printed thereon. Executors,
administrators, trustees and other fiduciaries should
so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date